UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

RADIUS HEALTH, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 18, 2019

To Our Stockholders:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Radius Health, Inc. at 11:00 a.m. EDT, on June 6, 2019, at the offices of Goodwin Procter LLP, located at 100 Northern Avenue, 17th Floor, Boston, MA 02210.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting.

We hope that you will be able to join us at our Annual Meeting. Whether or not you expect to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

Jesper Høiland
President and Chief Executive Officer

FUTURE STOCKHOLDER PROPOSALS	46

OTHER MATTERS	47

SOLICITATION OF PROXIES	47

ANNUAL REPORT ON FORM 10-K	47

RADIUS HEALTH, INC.

950 Winter Street

Waltham, Massachusetts 02451

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 6, 2019

To Our Stockholders:

The 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Radius Health, Inc., a Delaware corporation (the “Company”), will be held at the offices of Goodwin Procter LLP, located at 100 Northern Avenue, 17th Floor, Boston, Massachusetts 02210, on June 6, 2019, at 11:00 a.m. EDT, for the following purposes:

1.

To elect Catherine J. Friedman, Jean-Pierre Garnier, Ph.D., and Jessica Hopfield, Ph.D. as Class II Directors to serve until the 2022 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;
3.	To approve, on an advisory basis, the compensation of our named executive officers; and
4.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.

Holders of record of our common stock at the close of business on April 10, 2019 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof. A complete list of the stockholders of record will be open to the examination of any stockholder at our principal executive offices at 950 Winter Street, Waltham, Massachusetts 02451 for a period of ten days prior to the Annual Meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. All stockholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors,

Brent Hatzis-Schoch, Esq.
Secretary

Waltham, Massachusetts
April 18, 2019

RADIUS HEALTH, INC.

950 Winter Street

Waltham, Massachusetts 02451

PROXY STATEMENT FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 6, 2019

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Radius Health, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on June 6, 2019 (the “Annual Meeting”), at the offices of Goodwin Procter LLP, located at 100 Northern Avenue, 17th Floor, Boston, Massachusetts 02210, at 11:00 a.m. EDT, and at any continuation, postponement, or adjournment thereof. Holders of record of shares of our common stock, $0.0001 par value (“Common Stock”), at the close of business on April 10, 2019 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment thereof. As of the Record Date, there were 46,108,197 shares of our Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Each share of our Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

This proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2018 (the “2018 Annual Report”), including a shareholder letter from our Chief Executive Officer (the “Shareholder Letter”), will be released on or about April 18, 2019 to our Record Date stockholders.

In this proxy statement, “we,” “our,” “us,” the “Company,” and “Radius” refer to Radius Health, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 6, 2019

This Proxy Statement and our 2018 Annual Report, including the Shareholder Letter, are available at www.proxyvote.com. To view these materials please have your 16-digit control number(s) available that appears on your notice or proxy card. On this website, you can also elect to receive distributions of our proxy statements and annual reports to stockholders for future annual meetings by electronic delivery. For specific instructions on making such an election, please refer to the instructions on your proxy card or voting instruction form.

Directions to the Annual Meeting

Directions to the Annual Meeting are available at www.goodwinlaw.com/locations/boston or by calling 617-551-4000.

Proposals

At the Annual Meeting, our stockholders will be asked:

1.

To elect Catherine J. Friedman, Jean-Pierre Garnier, Ph.D., and Jessica Hopfield, Ph.D. as Class II Directors to serve until the 2022 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;
3.	To approve, on an advisory basis, the compensation of our named executive officers; and
4.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board

The Board of Directors of Radius Health, Inc. (the “Board of Directors,” “Board,” or “our Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. You may also vote your shares in person at the Annual Meeting. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and our Board recommends that you vote:

1.	“FOR” the election of Catherine J. Friedman, Jean-Pierre Garnier, Ph.D., and Jessica Hopfield, Ph.D. as Class II Directors;
2.	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and
3.	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

Information about this Proxy Statement

Why you received this proxy statement.

You are viewing or have received these proxy materials because our Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials.

As permitted by SEC rules, we are making this proxy statement and our 2018 Annual Report available to stockholders electronically via the Internet. On or about April 18, 2019, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2018 Annual Report, including the Shareholder Letter (the “Proxy Materials”) and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the Proxy Materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the Proxy Materials. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our Proxy Materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed copies of our Proxy Materials.

If you received printed copies of our Proxy Materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding.

The SEC’s rules permit us to deliver a single Internet Notice or set of Proxy Materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Internet Notice or one set of Proxy Materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Internet Notice or Proxy Materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Internet Notice or Proxy Materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Internet Notices or proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is April 10, 2019. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 46,108,197 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these Proxy Materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our Proxy Materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your bank or brokerage firm.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

Who can attend the Annual Meeting?

You may attend the Annual Meeting only if you are a Radius stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. Stockholders planning to attend the Annual Meeting in person are requested to call 617-551-4000 to be placed on the attendance list. In order to be admitted into the Annual Meeting, you must present a government-issued photo identification (such as a driver’s license). If your bank or broker holds your shares in street name, you will also be required to present proof of beneficial ownership of our Common Stock on the Record Date, such as the Internet Notice you received from your bank or broker, or a bank or brokerage statement or a letter from your bank or broker showing that you owned shares of our Common Stock at the close of business on the Record Date.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, (i) the chair of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

What does it mean if I receive more than one Internet Notice or more than one set of Proxy Materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of Proxy Materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the Proxy Materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote in person. If you are a stockholder of record, there are three ways to vote by proxy:

•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the Internet Notice or proxy card;
•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card; or
•	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., EDT, on June 5, 2019.

If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Telephone and Internet voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares in person at the Annual Meeting, you should contact your bank or broker to obtain a legal proxy and bring it to the Annual Meeting in order to vote.

Can I change my vote after I submit my proxy?

Yes, if you are a registered stockholder, you may revoke your proxy and change your vote by:

•	submitting a duly executed proxy bearing a later date;
•	granting a subsequent proxy through the Internet or telephone;
•	giving written notice of revocation to the Secretary of Radius prior to or at the Annual Meeting; or
•	voting in person at the Annual Meeting.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote in person at the Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of our Board. The recommendations of our Board are indicated above under the heading “Recommendations of the Board,” as well as with the description of each proposal in this proxy statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld, Abstentions, and Broker Non-Votes
Proposal 1: Election of Directors	The majority of the votes cast. This means that the number of votes “FOR” a nominee for director exceeds the number of votes “AGAINST” such nominee.	Abstentions and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) by the holders entitled to vote on the proposal.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.
Proposal 3: Advisory Vote on the Compensation of Named Executive Officers	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) by the holders entitled to vote on the proposal.	Abstentions and broker non-votes will have no effect.

What is an abstention and how will votes withheld and abstentions be treated?

An “abstention,” in the case of the proposals to be voted on at the Annual Meeting, represents a stockholder’s affirmative choice to decline to vote on a proposal. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Abstentions have no effect on the proposals to be voted upon at the Annual Meeting.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is typically entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors and the advisory vote on the compensation of our named executive officers. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

FORWARD-LOOKING STATEMENTS

This proxy statement contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, relating to future events. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performance will differ materially from such predictions. For a nonexclusive list of major factors which could cause the actual results to differ materially from the predicted results in these forward looking statements, please refer to the “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018 and in our periodic reports on Form 10-Q and our current reports on Form 8-K. Those factors are not ranked in any particular order.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, three (3) Class II Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2022 and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

We currently have nine (9) Directors on our Board. The proposal regarding the election of directors requires the approval of a majority of the votes cast. This means that a nominee will be elected as a Class II Director if the number of votes “FOR” such nominee exceeds the number of votes “AGAINST” such nominee. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

Our Board is currently divided into three (3) classes with staggered, three-year terms. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting of stockholders following election or such director’s death, resignation or removal, whichever is earliest to occur. The current class structure is as follows: Class I, whose current term will expire at the 2021 Annual Meeting of Stockholders; Class II, whose current term expires at the Annual Meeting and, if re-elected, whose new term will expire at the 2022 Annual Meeting of Stockholders; and Class III, whose current term will expire at the 2020 Annual Meeting of Stockholders. The current Class I Directors are Jesper Høiland, Owen Hughes, and Debasish Roychowdhury, M.D.; the current Class II Directors are Catherine J. Friedman, Jean-Pierre Garnier, Ph.D., and Jessica Hopfield, Ph.D.; and the current Class III Directors are Willard H. Dere, M.D., Kurt C. Graves, and Anthony Rosenberg.

As indicated in our Restated Certificate of Incorporation and our Amended and Restated Bylaws, the authorized number of directors may be changed only by resolution of our Board. Any additional directorships resulting from an increase in the number of directors would be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the outstanding shares of our Common Stock.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented by the proxy “FOR” the election to our Board, as Class II Directors, the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by our Board or our Board may elect to reduce its size. Our Board has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

Vote Required

The proposal regarding the election of directors requires the approval of a majority of the votes cast. This means that a nominee will be elected as a Class II Director if the number of votes “FOR” such nominee exceeds the number of votes “AGAINST” such nominee. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

Nominees for Class II Directors (Terms to Expire at the 2022 Annual Meeting)

The following table sets forth certain information regarding the members of our Board who are nominees for election to the Board as Class II Directors, including their ages as of the Annual Meeting.

Name	Age	Director Since	Position
Catherine J. Friedman	58	2015	Director
Jean-Pierre Garnier, Ph.D.	71	2015	Director
Jessica Hopfield, Ph.D.	54	2019	Director

The principal occupations and business experience, for at least the past five years, of each Class II nominee for election at the Annual Meeting are as follows:

Catherine J. Friedman has served on our Board since August 2015. Previously, Ms. Friedman held the position of Managing Director at Morgan Stanley, a global financial services firm, from 1997 to 2006 and head of West Coast Healthcare and co-head of the Biotechnology Practice at Morgan Stanley from 1993 to 2006. In 2018, she joined the Board of Lyell Immunopharma, Inc., a biopharmaceutical company focused on cell-based immunotherapies for cancer. In 2017, she joined the Board of Grail, Inc., a life sciences company focused on early cancer detection, and in 2018 was appointed as Chair of the Board. In 2016, Ms. Friedman joined the Board of Altaba Inc., an independent, publicly traded, non-diversified, closed-end management investment company (formerly Yahoo! Inc.), where she chairs the Compensation Committee and serves on the Nominating and Corporate Governance Committee. Ms. Friedman is a member of the Board of Trustees for Sacred Heart Schools in Atherton, California. Ms. Friedman was previously a director of XenoPort, Inc., a biopharmaceutical company focused on neurological disorders, and EnteroMedics, Inc., a medical device company focused on technology to treat obesity and metabolic diseases, from 2007 to 2016, GSV Capital Corp., a publicly traded investment fund, from 2013 to 2017, and Innoviva, Inc. (formerly Theravance, Inc.), a royalty management company, from 2014 to 2018. She is a graduate of Harvard University and received an MBA from the University of Virginia Darden School of Business, where she is currently a Darden School Foundation Board of Trustees member. We believe Ms. Friedman is qualified to serve as a member of our Board due to her extensive experience as a member on various boards of directors, her educational background and her previous leadership and management roles.

Jean-Pierre Garnier, Ph.D. has served on our Board since December 2015. Dr. Garnier has served as the Chairman of the Board of Idorsia Ltd., a biopharmaceutical company, since 2017. Previously, Dr. Garnier served as Chairman of the Board of Actelion Ltd., a biopharmaceutical company, from 2010 to 2017, and was Chief Executive Officer of GlaxoSmithKline plc, a pharmaceutical company, from 2000 to 2008. In addition, Dr. Garnier is a member of the Board of Directors of United Technologies Corporation, a global manufacturing and high-technology conglomerate, Chairman of the Board of CARMAT, a medical device company focused on the development of a total artificial heart, and an Operating Partner at Advent International, a global private equity firm. Dr. Garnier previously served as Chief Executive Officer of Pierre Fabre S.A., a pharmaceutical company, from 2008 to 2010, as Chief Executive Officer and Executive Member of the Board of Directors of GlaxoSmithKline plc from 2000 to 2008, as Chief Executive Officer of SmithKline Beecham plc, a pharmaceutical company, in 2000 and as Chief Operating Officer and Executive Member of the Board of Directors of SmithKline Beecham plc from 1996 to 2000. Dr. Garnier was previously Chairman of Alzheon, Inc., a biotechnology company, from 2016 to 2019, and a board member of Renault S.A., a global automobile manufacturer, from 2007 to 2017, the Stanford Advisory Council on Interdisciplinary Biosciences, Weill Cornell Medical College and the Dubai International Capital Advisory Board. He is also a member of the Advisory Board of the Newman’s Own Foundation, a non-profit charitable foundation. Dr. Garnier received his M.Sc in pharmaceutical science and Ph.D. in pharmacology from Louis Pasteur University in France and MBA from Stanford University. We believe Dr. Garnier is qualified to serve as a member of our Board because of his significant business and professional experience, including his extensive experience in the life sciences industry, membership on various boards of directors and his previous leadership and management roles.

Jessica Hopfield, Ph.D. has served on our Board since January 2019. Dr. Hopfield has served on the Board of Trustees of the Joslin Diabetes Center since 2013, initially as the Vice Chair, and since 2015, as the Chair. She has served on the Board of Directors of Insulet Corporation, a medical device company, since July 2015 and as its Lead Independent Director from August 2016 to December 2018. Since February 2018, Dr. Hopfield has served on the Board of Editas Medicine, a genome editing company. She has been the President of J Hopfield Consulting providing strategic guidance to and investing in start-up technology firms since 2010. From 1995 to 2009, Dr. Hopfield was a Partner of McKinsey & Company, a global management consulting firm, in its global pharmaceuticals and medical devices practice, where she served clients across pharmaceutical, biotechnology, medical device, and consumer industries. She also previously held management positions at Merck Sharp & Dohme Corp., a global health care company, in clinical development, outcomes research, and marketing. Dr. Hopfield earned a B.S. from Yale College, an M.B.A. from Harvard Graduate School of Business Administration as a Baker Scholar, and a Ph.D. in Neuroscience/Biochemistry from The Rockefeller University. We believe Dr. Hopfield is qualified to serve as a member of our Board because of her experience as a member on various boards of directors, her educational background, and experience in the life sciences industry.

Recommendation

Our Board recommends that stockholders vote “FOR” the election of the Class II Director nominees, and proxies solicited by our Board will be voted in favor thereof, unless a stockholder has indicated otherwise on the proxy.

Class I Directors (Terms to Expire at the 2021 Annual Meeting)

The following table sets forth certain information regarding the members of our Board who are Class I Directors, including their positions with the Company and ages as of the Annual Meeting.

Name	Age	Director Since	Position
Jesper Høiland	58	2017	President, Chief Executive Officer and Director
Owen Hughes	44	2013	Director
Debasish Roychowdhury, M.D.	58	2015	Director

The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:

Jesper Høiland has served as our President and Chief Executive Officer and as a member of our Board since July 2017. Prior to joining Radius, Mr. Høiland served as President/Executive Vice President of Novo Nordisk Inc. USA, the US affiliate of Novo Nordisk A/S, a global healthcare company focused on diabetes and other serious chronic conditions. After joining Novo Nordisk in 1987, Mr. Høiland held multiple global roles of increasing responsibility, including leading its International Operations, which spanned 150 countries. Mr. Høiland has 30 years of experience in the biopharmaceutical industry across numerous senior leadership roles, geographies and therapeutic areas. He possesses extensive knowledge about the areas of endocrinology, biopharmaceuticals and women’s health, as well as unique insights about U.S. market access. Mr. Høiland is a member of the board of directors of LEO Pharma A/S, a pharmaceutical company focused on dermatology. Mr. Høiland received his M.Sc. in Management from Copenhagen Business School in Denmark. We believe Mr. Høiland is qualified to serve as a member of our Board because of his role with us and his extensive operational knowledge of, and executive level management experience in, the global biopharmaceutical industry.

Owen Hughes has served on our Board since April 2013. He has served as the Chief Executive Officer of Cullinan Oncology, LLC, a company focused on oncology therapeutics, and an Executive Partner at MPM Capital, a venture capital firm, since October 2017. Previously, Mr. Hughes served as Chief Business Officer and Head of Corporate Development at Intarcia Therapeutics, Inc., a biotechnology company, from February 2013 to September 2017. Prior to Intarcia, Mr. Hughes served as a Director at Bain Capital Public Equity, a multi-billion dollar hedge fund that falls under the Bain Capital umbrella, from March 2008 to January 2013. While there, he co-managed public and private healthcare investments, including those in the biotechnology, med-tech, and services segments. Mr. Hughes has over 16 years of financial experience on both the buy and sell-side. Mr. Hughes is currently a director of Translate Bio, a messenger RNA therapeutics company focused on diseases caused by protein or gene dysfunction, and Wren Therapeutics, a biopharmaceutical company focused on drug discovery and development for protein misfolding diseases, and was a director of Malin PLC, a life sciences company, from 2012 to 2017. He received his B.A. from Dartmouth College. We believe Mr. Hughes is qualified to serve as a member of our Board because of his extensive business and professional experience, including his experience in the venture capital industry and years of analyzing development opportunities in the life sciences sector.

Debasish Roychowdhury, M.D. has served on our Board since July 2015. Dr. Roychowdhury has served as the Chief Medical Officer of Partner Therapeutics, Inc., a biotechnology company focused on cancer treatments, since February 2018. Dr. Roychowdhury has served as President of Nirvan Consultants, LLC since December 2013, where he advises biotechnology companies and institutions. He was one of the founding members of the Clinical and Scientific Advisory Board of Seragon Pharmaceuticals, Inc. (“Seragon”), a biotechnology company, and was Seragon’s Chief Medical Officer, prior to its acquisition by Roche Pharma, from March 2014 to August 2014. Prior to Seragon, Dr. Roychowdhury was the Senior Vice President and Head of the Global Oncology Division at Sanofi, a pharmaceutical company, from August 2009 to November 2013. Prior to that, he served as the Vice President for Clinical Development at GlaxoSmithKline, a pharmaceutical company, from 2005 to 2009, and directed the Oncology Global Regulatory group at Eli Lilly and Company, a pharmaceutical company, from 1999 to 2005. Prior to his role in industry, Dr. Roychowdhury served as faculty member at the University of Cincinnati. He received his M.D. from the All India Institute of Medical Sciences. He serves as a director of Partner Therapeutics, ImCheck Therapeutics, Celyad S.A., and Lytix Biopharma AS, each biotechnology companies, and Fund+ NV, a life sciences investment fund. We believe Dr. Roychowdhury is qualified to serve as a member of our Board because of his strong medical background, specifically related to oncology, and extensive experience in the pharmaceutical industry.

Class III Directors (Terms to Expire at the 2020 Annual Meeting)

The following table sets forth certain information regarding the members of our Board who are Class III Directors, including their positions with the Company and ages as of the Annual Meeting.

Name	Age	Director Since	Position
Willard H. Dere, M.D.	65	2014	Director
Kurt C. Graves	51	2011	Chairman of the Board
Anthony Rosenberg	66	2015	Director

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

Willard H. Dere, M.D. has served on our Board since November 2014. Dr. Dere has served as the B. Lue and Hope S. Bettilyon Presidential Endowed Chair in Internal Medicine for Diabetes Research; Associate Vice President of Research (interim) for Health Sciences; Vice Dean of Research (interim) for the School of Medicine; Co-Director of the Center for Clinical and Translational Science; and a Professor of Internal Medicine at the University of Utah Health Sciences Center since November 2014. Prior to that, he served at Amgen Inc., a biopharmaceutical company, as the Senior Vice President, Global Development from December 2004 to June 2007, and from April 2014 to October 2014, and as International Chief Medical Officer from January 2007 to April 2014. Before he joined Amgen in 2003, Dr. Dere served as Vice President of Endocrine, Bone and General Medicine Research and Development at Eli Lilly and Company, a pharmaceutical company, where he also held various other roles in clinical pharmacology, regulatory affairs, and both early-stage translational, and late-stage clinical research. Dr. Dere received B.A. degrees in history and zoology and a M.D. degree from the University of California, Davis. He currently serves as a director of BioMarin Pharmaceutical Inc., Mersana Therapeutics, Inc., and Seres Therapeutics, Inc., each biotechnology companies. Dr. Dere previously served as a director of Ocera Therapeutics, a biotechnology company, from 2016 until 2017. We believe Dr. Dere is qualified to serve as a member of our Board because of his strong medical background and extensive experience in the pharmaceutical industry.

Kurt C. Graves has served on our Board since May 2011 and as Chairman of the Board since November 2011. Mr. Graves has been the Chairman, President and Chief Executive Officer of Intarcia Therapeutics, Inc., a biotechnology company, since April 2012, having previously served as Executive Chairman of Intarcia Therapeutics, Inc. from August 2010 to April 2012, and as Acting Chief Executive Officer from October 2011 to April 2012. Mr. Graves served as Executive Chairman of Biolex Therapeutics, a biotechnology company, from November 2010 to March 2012. Previously, Mr. Graves was Executive Vice President, Chief Commercial Officer and Head of Corporate and Strategic Development at Vertex Pharmaceuticals Inc., a biotechnology company, from July 2007 to October 2009. Before his tenure at Vertex, Mr. Graves held various leadership positions at Novartis Pharmaceuticals, a pharmaceutical company, from 1999 to June 2007, most recently on the Executive Committee as Global Head of the General Medicines Business Unit & Chief Marketing Officer for the Pharmaceuticals division. Prior to Novartis, Mr. Graves held several commercial and general management positions at Merck, a pharmaceutical company, and Astra Merck/Astra Pharmaceuticals, each pharmaceutical companies, where he spent most of his time leading the GI Business Unit responsible for Prilosec® and Nexium®. He currently serves as a director of Intarcia Therapeutics, Inc., Achillion Pharmaceuticals, Inc. and Seres Therapeutics, Inc., each biotechnology companies. Mr. Graves was previously a director of Pulmatrix, Inc., a biopharmaceutical company, from 2010 to 2016. Mr. Graves received a B.S. in Biology from Hillsdale College. We believe Mr. Graves is qualified to serve as a member of our Board because of his extensive experience in the life sciences industry, membership on various boards of directors and his leadership and management experience.

Anthony Rosenberg has served on our Board since March 2015. Mr. Rosenberg has been a Managing Director of MPM Capital, a venture capital firm, since April 2015. From January 2013 to February 2015, Mr. Rosenberg served as Corporate Head of M&A and Licensing at Novartis International, a pharmaceutical company. From March 2005 to December 2012, he served as Global Head of Business Development and Licensing at Novartis Pharmaceuticals. Prior to that, Mr. Rosenberg was Global Head of the Transplant and Immunology Business Unit at Novartis Pharmaceuticals from 2000 to 2005. Mr. Rosenberg initially joined Sandoz, a predecessor to Novartis, in 1980. He currently serves as a director of Oculis SA, Cullinan Oncology, Inc., Argenx SE, and iOmx Therapeutics AG, each biotechnology companies, and TriNetX, Inc., a global health research network. Mr. Rosenberg previously served as a director of Idenix Pharmaceuticals, Inc., a biopharmaceutical company, from June 2009 to March 2012 and from December 2012 to March 2013. Mr. Rosenberg holds a B.Sc from the University of Leicester and an M.Sc in physiology from the University of London. We believe Mr. Rosenberg is qualified to serve as a member of our Board due to his extensive experience in mergers and acquisitions and licensing in the pharmaceutical sector.

We believe that all of our current Board members possess the professional and personal qualifications necessary for Board service, and have highlighted particularly noteworthy attributes for each Board member in the individual biographies above.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of EY is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

EY also served as our independent registered public accounting firm for the fiscal year ended December 31, 2018. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of EY is expected to attend the Annual Meeting, and will have the opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the appointment of EY is not ratified by our stockholders, our Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2020. Even if the appointment of EY is ratified, our Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change would be in the best interests of Radius and our stockholders.

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) by the holders entitled to vote on the proposal. Abstentions will have no effect on the outcome of this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of EY, we do not expect any broker non-votes in connection with this proposal.

Independent Registered Public Accounting Firm Fees and Other Matters

The following table summarizes the fees of EY, our independent registered public accounting firm, for the fiscal years ended December 31, 2018 and 2017, in each of the following categories:

Fee Category	2018	2017
Audit Fees(1)	$1,300,000	$1,118,939
Audit-Related Fees(2)	20,000	482,500
Tax Fees(3)	40,127	171,328
All Other Fees	—	—
Total Fees	$1,360,127	$1,772,767
[1]

“Audit Fees” consist of fees for the integrated audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting and review of our unaudited interim financial statements included in our quarterly reports on Form 10-Q during the years ended December 31, 2018 and 2017.

[2]

“Audit-Related Fees” consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” Audit-Related Fees reported for the years ended December 31, 2018 and 2017 consisted primarily of the review of our registration statements on Form S-8 and proxy statements, and for fiscal year 2017, also included the review of our registration statement on Form S-3, the issuance of comfort letters, and technical accounting services related to our adoption of ASC 606 and our convertible debt offering.

[3]

“Tax Fees” consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to the review of our U.S. tax returns, accounted for $31,314 and $35,000 of the total tax fees in each of fiscal year 2018 and 2017, respectively.

Audit Committee Pre-Approval Policy and Procedures

Our Audit Committee has adopted a policy (the “Pre-Approval Policy”) which sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage EY to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by our Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by EY has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by our Audit Committee. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. On an annual basis, our Audit Committee reviews and generally pre-approves the planned services (and related fee levels or budgeted amounts) that may be provided by EY without further Audit Committee approval. Specific Audit Committee pre-approval is required for EY services which are not pre-approved planned services. Our Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. During 2018 and 2017, all services provided by EY were pre-approved by the Audit Committee in accordance with this policy.

Recommendation

Our Board recommends that stockholders vote “FOR” the Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm, and proxies solicited by our Board will be voted in favor thereof, unless a stockholder has indicated otherwise on the proxy.

AUDIT COMMITTEE REPORT

The information contained in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that the Company specifically incorporates it by reference into that filing.

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2018 and has discussed these financial statements with management of the Company and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that the independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The Company’s independent registered public accounting firm has also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526, Communications with Audit Committees Concerning Independence, describing all relationships between the independent registered public accounting firm and Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the Company’s independent registered public accounting firm the accounting firm’s independence from the Company. Based on its discussions with management of the Company and the Company’s independent registered public accounting firm, and its review of the representations and information provided by management of the Company and the Company’s independent registered public accounting firm, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Catherine J. Friedman (Chair)

Owen Hughes

Willard H. Dere, M.D.

PROPOSAL 3

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

This proposal gives our stockholders the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers. Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at our 2015 Annual Meeting of Stockholders, our stockholders cast an advisory vote with respect to the frequency of future stockholder advisory votes on executive compensation. Based on the results of that vote, we determined to hold the stockholder advisory vote on executive compensation annually.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Please read the “Compensation Discussion and Analysis” section of this proxy statement for additional details about our executive compensation programs. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, is required by Section 14A of the Exchange Act and gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices for named executive officers described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, by a non-binding advisory vote, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion.”

The say-on-pay vote is advisory, and therefore not binding on the Company, our Board or Compensation Committee. However, our Board and Compensation Committee value the opinions of our stockholders and will take into consideration the advisory vote results when making decisions regarding executive compensation.

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) by the holders entitled to vote on the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Recommendation

Our Board recommends that stockholders vote “FOR” the Advisory Vote on the Compensation of our Named Executive Officers, and proxies solicited by our Board will be voted in favor thereof, unless a stockholder has indicated otherwise on the proxy.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers, including their ages as of the Annual Meeting.

Name	Age	Position
Jesper Høiland	58	President, Chief Executive Officer and Director
Jose Carmona	47	Senior Vice President, Chief Financial Officer and Treasurer
Brent Hatzis-Schoch	54	Senior Vice President, General Counsel and Secretary
Joseph Kelly	50	Senior Vice President, Sales and Marketing
Charles Morris, MBChB, MRCP	54	Chief Medical Officer

For biographical information pertaining to Mr. Høiland, who is a director and executive officer of the Company, see the section of the proxy statement entitled “Proposal 1: Election of Directors.”

Jose Carmona has served as our Senior Vice President, Chief Financial Officer and Treasurer since May 2017. Prior to joining Radius, Mr. Carmona served as the Chief Financial Officer of Innocoll Holdings plc (“Innocoll”), a pharmaceutical and medical device company, and its predecessor entity, Innocoll AG, from 2015 to 2017. Prior to Innocoll, he served as Chief Financial Officer of Alcon Europe, Middle East & Africa, a division of Novartis AG (“Novartis”), a pharmaceutical company, from 2013 to 2015 and prior to that he held numerous financial management positions with increasing responsibility at Novartis, as Divisional Chief Financial Officer in North America, Latin America and other senior global financial roles, from 2003 to 2013. Mr. Carmona received his B.S. in Industrial Civil Engineering from Universidad Tecnica Federico Santa Maria in Valparaiso, Chile, and his M.B.A. from Columbia Business School in New York City.

Brent Hatzis-Schoch has served as our Senior Vice President and General Counsel since April 2015 and Secretary since March 2017. Mr. Hatzis-Schoch served part-time as our General Counsel From February 2015 to April 2015. Prior to joining Radius, Mr. Hatzis-Schoch was Senior Vice President and Chief Legal Counsel of Merz Pharma, a pharmaceutical company, in Frankfurt, Germany from July 2013 to April 2015. Prior to Merz, Mr. Hatzis-Schoch served for five years as General Counsel to Agennix AG, a publicly-traded development stage biopharmaceutical company. He has held senior legal positions in the U.S. and internationally, including as European legal counsel for Baxter International, a global healthcare company, Associate General Counsel of Pharmacia Corporation, a global pharmaceutical company, and General Counsel of GPC Biotech AG, a German biopharmaceutical company. Mr. Hatzis-Schoch holds a J.D. from George Washington University and a B.A. from the University of Delaware.

Joseph Kelly has served as our Senior Vice President, Sales and Marketing since November 2017. Prior to joining Radius, Mr. Kelly was Vice President of Sales, South and East United States, at Novo Nordisk, Inc. a global healthcare company. From 2002 until 2017, Mr. Kelly served in various positions of increasing responsibility at Novo Nordisk, including commercial leadership roles. Mr. Kelly attended the University of Georgia and received his B.S. in Public Relations from Utica College of Syracuse University.

Charles Morris, MBChB, MRCP has served as our Chief Medical Officer since September 2018. Prior to joining Radius, Dr. Morris served as Chief Development Officer at PsiOxus Therapeutics, Ltd., a cancer gene therapy company, from September 2016. Prior to PsiOxus, he was Chief Development Officer at ImmunoGen, Inc., a biotechnology company focused on antibody-drug conjugate therapeutics, from November 2012 to August 2016. Prior to that, Dr. Morris was Chief Medical Officer at Allos Therapeutics, Inc., a biopharmaceutical company focused on anti-cancer therapeutics, and served in various leadership positions at Cephalon, a biopharmaceutical company, and AstraZeneca Pharmaceuticals (formerly Zeneca Pharmaceuticals), a pharmaceutical company. Dr. Morris is a graduate of Sheffield University Medical School and is a Member of the Royal College of Physicians of London.

CORPORATE GOVERNANCE

General

Our Board has adopted Corporate Governance Guidelines, a Code of Conduct and Business Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee, Compensation Committee and Strategy Committee to assist our Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters and our Code of Conduct and Business Ethics in the “Corporate Governance” section of the “Investors” page of our website located at www.radiuspharm.com, or by writing to our Secretary at our offices at 950 Winter Street, Waltham, Massachusetts, 02451.

Board Composition

Our Board currently consists of nine (9) members: Willard H. Dere, M.D., Catherine J. Friedman, Jean-Pierre Garnier, Ph.D., Kurt C. Graves, Jesper Høiland, Jessica Hopfield, Ph.D., Owen Hughes, Anthony Rosenberg, and Debasish Roychowdhury, M.D. As indicated in our Restated Certificate of Incorporation and our Amended and Restated Bylaws, the authorized number of directors may be changed only by resolution of our Board. Any additional directorships resulting from an increase in the number of directors would be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the outstanding shares of our Common Stock.

Our Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting following election or such director’s death, resignation or removal, whichever is earliest to occur.

Majority Voting in Director Elections

Our directors must be elected by a majority of votes cast in uncontested elections and by a plurality of votes cast in contested elections, which occurs where the number of director nominees exceeds the number of directors to be elected.  Any incumbent director who is not re-elected must tender his or her resignation to our Board. Our Nominating and Corporate Governance Committee will make a recommendation to our Board as to whether to accept or reject the resignation, or whether other action should be taken. Our Board will act on the recommendation and publicly disclose its decision within 90 days following certification of the voting results. An incumbent director who tenders his or her resignation may not participate in such decisions of our Nominating and Corporate Governance Committee or our Board.

Director Independence

Our Board has affirmatively determined that each of Willard H. Dere, M.D., Catherine J. Friedman, Jean-Pierre Garnier, Ph.D., Kurt C. Graves, Jessica Hopfield, Ph.D., Owen Hughes, Anthony Rosenberg, and Debasish Roychowdhury, M.D., is an “independent director,” as defined under Nasdaq rules. In evaluating and determining the independence of the directors, our Board considered the relationships that each such director has with our Company and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our Common Stock by each such director.

Director Candidates

Our Nominating and Corporate Governance Committee is responsible for searching for qualified director candidates for election to our Board and filling vacancies on our Board. To facilitate the search process, our Nominating and Corporate Governance Committee may solicit our current directors and executives for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. Our Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, our Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the committee of candidates for election as a director. To the extent feasible, candidates are interviewed by our Nominating and Corporate Governance Committee, other members of our Board, and members of our executive management.

In considering whether to recommend any particular candidate for inclusion in our Board’s slate of recommended Director nominees, our Nominating and Corporate Governance Committee will apply the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, ethics and values; practical business judgment; experience in corporate management and finance; relevant social policy concerns; professional and academic experience relevant to our industry and operations; and experience as a board member or executive officer of another publicly held company. Our Nominating and Corporate Governance Committee also considers the candidate’s diversity of expertise and experience in substantive matters pertaining to our business relative to other Board members, as well as diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience. Our Board evaluates each individual in the context of our Board as a whole, with the objective of assembling a group that can best perpetuate our success and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, our Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of our Board.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential Director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Radius Health, Inc., 950 Winter Street, Waltham, Massachusetts, 02451. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate candidates recommended by stockholders by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications from Stockholders

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the Directors as he considers appropriate.

Communications are forwarded to all Directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of our Board consider to be important for the Directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to our Board should address such communications to our Board of Directors by writing: c/o Secretary, Radius Health, Inc., 950 Winter Street, Waltham, Massachusetts, 02451.

For a stockholder communication directed to an individual Director in his or her capacity as a member of our Board, stockholders may send such communication to the attention of the individual Director by writing: c/o Chairman of the Board, Radius Health, Inc., 950 Winter Street, Waltham, Massachusetts, 02451. We will forward any such stockholder communication to each Director, and the Chairman in his capacity as a representative of our Board, to whom such stockholder communication is addressed, unless there are safety or security concerns that mitigate against further transmission.

Board Leadership Structure and Role in Risk Oversight

Our Board is currently chaired by Mr. Graves. Our Board believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of our Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our Board as a whole. As such, Mr. Høiland serves as our President and Chief Executive Officer while Mr. Graves serves as the Chairman of the Board but is not an officer of the Company.

Our Board and Board committees have an active role in overseeing management of our risks. Our Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Audit Committee oversees management of financial risks. Our Nominating and Corporate Governance Committee manages risks associated with the independence of our Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board stays regularly informed through committee reports about such risks. Our Board does not believe that its role in the oversight of our risks affects our Board’s leadership structure.

Code of Ethics

We have adopted a Code of Conduct and Business Ethics (the “Code of Conduct”) that applies to all of our directors, officers and employees. A copy of our Code of Conduct is available on our website at www.radiuspharm.com in the “Corporate Governance” section of the “Investors” page. In addition, we intend to post on our website all disclosures that are required by SEC rules and/or Nasdaq rules concerning any amendments to, or waivers from, any provision of our Code of Conduct.

Director Attendance at Board and Committee Meetings

There were six meetings of our Board during the fiscal year ended December 31, 2018. During the fiscal year ended December 31, 2018, each of our incumbent Directors attended at least 75% of the aggregate of all meetings of our Board and committees on which the Director served during the period in which he or she was on the Board or committee.

Currently, we do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend. All of our directors attended our 2018 Annual Meeting of Stockholders.

Executive Sessions

As provided in our Corporate Governance Guidelines, our non-management directors meet in executive session without management directors or management present on a regularly scheduled basis, but no less than twice per year. In addition, our Corporate Governance Guidelines provide that our independent directors must also meet separately at least once per year in an executive session.

BOARD COMMITTEES

Our Board has established four standing committees—Audit, Compensation, Nominating and Corporate Governance and Strategy—each of which operates under a written charter that has been approved by our Board.

The members of each of our Board committees are set forth in the following chart. Mr. Høiland and Dr. Hopfield do not currently serve on any of our Board committees.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Strategy Committee
Willard H. Dere, M.D.	X		X
Catherine J. Friedman	Chair	X		X
Jean-Pierre Garnier, Ph.D.		Chair		X
Kurt C. Graves		X	Chair
Owen Hughes	X
Anthony Rosenberg				Chair
Debasish Roychowdhury, M.D.			X

Audit Committee

Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, our Audit Committee:

•	appoints, approves the compensation of, and assesses the independence of our registered public accounting firm;
•	oversees the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•	reviews and discusses with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	monitors our internal control over financial reporting, disclosure controls and procedures and Code of Conduct and Business Ethics;
•	discusses our risk management policies;
•	reviews and approves or ratifies any related person transactions; and
•	prepares the Audit Committee Report required by SEC rules.

The members of our Audit Committee are Catherine J. Friedman, Owen Hughes, and Willard H. Dere, M.D. Ms. Friedman serves as chair of the committee. Our Audit Committee met four times during the fiscal year ended December 31, 2018.

Each member of our Audit Committee meets the independence requirements of Rule 10A-3 under the Exchange Act, and is able to read and understand fundamental financial statements, as required by the Nasdaq rules. In addition, our Board has determined that Ms. Friedman is an “audit committee financial expert” as defined under the rules of the SEC and has the requisite financial sophistication as defined under the Nasdaq rules.

Compensation Committee

Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees, including our executive officers. The Compensation Committee, among other matters:

•	reviews and approves, or makes recommendations to our Board with respect to, the compensation of our Chief Executive Officer and our other executive officers;
•	oversees an evaluation of our senior executives;
•	oversees and administers our cash and equity incentive plans;
•	reviews and makes recommendations to our Board with respect to director compensation;
•	reviews and discusses annually with management our “Compensation Discussion and Analysis”; and

•	prepares the annual Compensation Committee Report required by Item 407(e)(5) of Regulation S-K.

Our Compensation Committee has the sole authority to retain, oversee or terminate the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities.

Our Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time as further described in its charter, which is available on our website at www.radiuspharm.com. Our Compensation Committee may also delegate to one or more executive officers the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.

The members of our Compensation Committee are Catherine J. Friedman, Jean-Pierre Garnier, Ph.D. and Kurt C. Graves. Dr. Garnier serves as the chair of the committee. Our Compensation Committee met six times during the fiscal year ended December 31, 2018.

Our Board has determined that each member of our Compensation Committee is independent under the Nasdaq rules, including the Nasdaq rules specific to compensation committee independence.

For information regarding the role of compensation consultants and executive officers in determining our executive compensation refer to “Executive Compensation—Compensation Discussion and Analysis—Role of Compensation Consultant in Determining Executive Compensation” and “Executive Compensation—Compensation Discussion and Analysis—Role of Executive Officers in Determining Executive Compensation” below.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee, among other things:

•	identifies individuals qualified to become Board members;
•	recommends to our Board the persons to be nominated for election as directors and to be appointed to each of the Board’s committees;
•	reviews and makes recommendations to our Board with respect to management succession planning; and
•	develops and recommends to our Board corporate governance guidelines.

Our Nominating and Corporate Governance Committee consists of Kurt C. Graves, Willard H. Dere, M.D. and Debasish Roychowdhury, M.D. Mr. Graves serves as the chair of the committee. Our Nominating and Corporate Governance Committee met four times during the fiscal year ended December 31, 2018.

Strategy Committee

Our Strategy Committee, among other things:

•	reviews and provides guidance to management and our Board with respect to our long-term business strategy;
•

advises management and our Board on our business development strategy, including on optimal transaction structures and partner companies for existing programs and on potential partnering or acquisition opportunities;

•	periodically reviews with management potential strategic transactions and business development opportunities; and
•	provides advice to management on the engagement of strategic, financial and business development advisors to support the execution of our business development and corporate strategy.

Our Strategy Committee consists of Jean-Pierre Garnier, Ph.D., Catherine J. Friedman and Anthony Rosenberg. Mr. Rosenberg serves as the chair of the committee. Our Strategy Committee met four times during the fiscal year ended December 31, 2018.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides an overview and analysis of the compensation awarded to, or earned by, our named executive officers (“NEOs”) for 2018, including the elements of our executive compensation program, material compensation decisions made under that program for 2018 and the material factors considered in making those decisions. We collectively refer to our NEOs, other than our Chief Executive Officer (“CEO”), as our “Other NEOs.”

Our NEOs for 2018 were:

Name	Position
Jesper Høiland	President, Chief Executive Officer and Director
Jose Carmona	Senior Vice President, Chief Financial Officer and Treasurer
Charles Morris, MBChB, MRCP(1)	Chief Medical Officer
Brent Hatzis-Schoch, J.D.	Senior Vice President, General Counsel and Secretary
Joseph Kelly	Senior Vice President, Sales and Marketing
Gary Hattersley, Ph.D.(2)	Former Senior Vice President, Chief Scientific Officer
Gregory Williams, Ph.D.(2)	Former Chief Development Officer
[1]	Dr. Morris joined the Company in September 2018.
[2]	Drs. Hattersley and Williams resigned from the Company in November and May 2018, respectively.

Executive Summary

In 2018 we made great strides toward our goal of becoming a leading provider of innovative endocrine therapeutics in the areas of osteoporosis and oncology, including:

•	Achieving full-year 2018 TYMLOS U.S. net sales of $99.2 million, a greater than sevenfold increase from full-year 2017, and exceeding our guidance of $95 million to $98 million.
•	Ending 2018 with $237 million in cash, cash equivalents and investments, in line with our guidance of in excess of $220 million.
•	Initiating a pivotal Phase 3 clinical trial for elacestrant (RAD1901), our breast cancer product candidate, in late November 2018.
•

Completing critical manufacturing and regulatory activities to support a planned Phase 3 clinical study of our abaloparatide transdermal patch product candidate and finalizing our abaloparatide patch commercial supply agreement with 3M Company.

•

Initiating the Phase 3 clinical trial of abaloparatide injection for the treatment of osteoporosis in men, commencing our bone histomorphometry study to evaluate the early effects of TYMLOS on tissue-based bone remodeling and structural indices, and updating the label for TYMLOS with the U.S. Food and Drug Administration (“FDA”) to reflect results from our ACTIVExtend clinical study of abaloparatide injection.

•	Advancing our Phase 1 clinical trial for RAD140, our second breast cancer product candidate.

In 2019, we are focused on expanding our market share for TYMLOS in the U.S. anabolic market and progressing our late-stage clinical pipeline, including by (i) advancing our ongoing elacestrant Phase 3 study, (ii) entering into a global co-development and co-commercialization partnership to broaden development of elacestrant to potentially address earlier lines of treatment in combination with other anti-cancer agents, and (iii) launching our abaloparatide-patch Phase 3 study that we plan to initiate in the middle of the year.

While we have achieved many operational and strategic goals in the past year, these achievements have not been reflected in our stock price, which has disappointingly fallen nearly 48% in the year. As our stock price has declined, our Compensation Committee has adjusted our compensation program to properly reflect our new lower market capitalization. Actions taken in 2018 include:

•	Short-Term Incentives – Our Compensation Committee set challenging operational, pipeline and organizational goals aligned with our strategic objectives.
•

Long Term Incentives – Our executives were granted stock options to emphasize our strategic focus on stock price performance. In 2019, however, in addition to stock options, our Compensation Committee determined to also grant performance-based restricted stock units (“PRSUs”) to our CEO, with a milestone goal of the Company’s execution of a

Board approved partnership agreement for elacestrant, a key business objective of the Company, within 12 months of the February 22, 2019 grant date. In addition to stock options, our Other NEOs also received restricted stock units (“RSUs”) in 2019 subject to time-based vesting as a long-term, retentive vehicle.

•	Peer group – Our Compensation Committee revised our peer group for 2018, and again for 2019, to properly reflect our size.

As described throughout this CD&A, our stock price performance has had a significant impact on compensation results as well. While overall target pay levels have been lowered through lower valued equity awards, the actual value received, or “realizable value,” by our executives is significantly lower, an indication that our pay-for-performance philosophy is working and management and stockholders have aligned interests. We believe our Compensation Committee has refined our executive compensation program to reflect our current size, strategy, and operational priorities, and has motivated and incentivized our management team to build long-term, sustainable stockholder value.

Compensation Philosophy and Objectives

We intend that total compensation for our NEOs reflect our pay-for-performance compensation philosophy in order to attract, retain and motivate our officers who have relevant, critical skills and experience, and can make important contributions to the achievement of our business objectives. Total compensation is allocated between several compensation elements, taking into consideration the balance between providing short- and long-term incentives related to our financial and operational performance, in a manner intended to align the interests of our NEOs with the interests of our stockholders, reward value creation and provide competitive pay and benefits to our NEOs. Variable incentive compensation is a key component of our compensation strategy and helps to ensure that total compensation reflects the overall success or failure of our Company.

To achieve our compensation objectives, we provide executives with a total compensation package consisting primarily of the following fixed and variable compensation elements:

Compensation Element	Purpose
Base Salary	Recognize performance of job responsibilities and attract and retain individuals with superior talent
Annual Cash Incentives	Provide short-term incentives to attain key business objectives
Equity Incentive Awards	Promote the maximization of stockholder value by aligning the interests of our executive officers and stockholders

Executive Target Pay Mix

Consistent with our desire to align pay and performance, we take the above-mentioned elements and more heavily weight their distribution towards variable or at-risk incentive pay. Although our Compensation Committee does not target a specific allocation for each pay element, the Compensation Committee is nevertheless cognizant of delivering an appropriate balance between fixed and variable elements, as well as short- and long-term incentives, as evidenced in the following 2018 target pay mix allocation charts:

[1]	Excludes Drs. Williams and Hattersley who resigned from the Company in 2018. For Dr. Morris, who joined the Company in September 2018, reflects pro-rated target pay for his period of service.

Realizable Value

We believe strong pay-for-performance programs align the short- and long-term interests of management and stockholders. One way to demonstrate this alignment is to take a snapshot of compensation and note the variance between the ‘realizable value’ of such compensation and the amounts reported as the grant date fair value in our Summary Compensation Table (an accounting value, as required by the SEC).

In light of our disappointing stock price performance over the past year, the dramatic difference between the grant date target values of our annual cash and equity incentives for 2018 (the bar labeled “Target Incentives” in the chart below) and the realizable pay (the bar labeled “Realizable as of FYE” in the chart below) is a palpable reminder of our alignment of pay and performance. While we believe our stock price will increase in the future as the Company continues to execute on its strategy and although the stock options granted to our executives in 2018 still have several years to vest and become of value, all these executive options were significantly underwater as of the end of the year. In addition, all stock options granted to our currently employed NEOs in prior years were also underwater as of the end of 2018. In 2018, each NEO (other than Dr. Morris) received a grant of options on February 13 with a strike price of $37.83/share. Dr. Morris received an option grant on September 4 with a strike price of $19.93/share in connection with his joining the Company. On December 31, 2018, the last trading day of 2018, our stock price was only $16.49/share.

[1]	Excludes Drs. Williams and Hattersley who resigned from the Company in 2018 and did not receive any annual cash incentive for 2018.

“Target Incentives” is the grant date fair value of stock options and the target annual cash incentives.

“Realizable as of FYE” is defined as the actual annual cash incentive received for 2018 performance, as well as the options spread value as of December 31, 2018, the last trading day of the year, when the stock price closed at $16.49/share.

Strong Governance of our Compensation Program

Our pay-for-performance philosophy and compensation governance practices are designed to provide an appropriate framework for our executives to achieve our financial and strategic goals without encouraging them to take excessive risks in their business decisions. Some of our core practices include:

Practices We Employ
Deliver executive compensation primarily through performance-based pay
Heavily weight executive compensation towards variable or at-risk incentive pay
Maintain an independent compensation committee with entirely independent directors
Retain and consult with an independent compensation consultant (Radford) on pay levels and practices
Utilize industry-specific peer group tailored to current market capitalization and stage of development and verifiable market data to benchmark competitive pay
Develop challenging short- and long-term incentive program goals
Responsible use of shares under our long-term incentive program
Grant equity awards with meaningful vesting periods
Award bonuses consistent with performance
Provide competitive benefits for executives which are consistent with the rest of our employees
Conduct annual say-on-pay vote

Practices We Don’t Employ
No “single-trigger” change of control payments or equity acceleration
No excessive perquisites
No tax gross-ups to executives
No hedging or pledging of our securities
No guaranteed annual bonuses, salary increases or equity awards
No stock option repricings without shareholder approval
No supplemental executive retirement plans

Stockholder Say-On-Pay Vote Results

At our 2018 Annual Meeting of Stockholders held on June 6, 2018, we provided our stockholders with the opportunity to cast an advisory vote on the compensation of our NEOs. Approximately 99% of the votes cast on our “say-on-pay” vote were voted in favor of the proposal. We have considered the results of this vote and believe the strong support of our stockholders for the proposal indicates that our stockholders are supportive of our approach to executive compensation. Accordingly, we did not make changes to our executive compensation arrangements in response to the vote or to our compensation policies. In the future, we will continue to consider the outcome of our “say-on-pay” votes when making compensation decisions regarding our NEOs and determining compensation policies.

Determination of Compensation Awards

Our Compensation Committee has principal authority for determining and approving, or recommending to our Board for approval, the compensation awards available to our NEOs and is charged with reviewing our executive compensation policies and practices to ensure adherence to our compensation philosophies and objectives. In determining 2018 executive compensation, the Compensation Committee consulted with our President and CEO and considered advice and data provided by the Company’s independent compensation consultant, Radford, an Aon Hewitt company (“Radford”). Additional information regarding their roles is provided below under the headings “Role of Compensation Consultant in Determining Executive Compensation” and “Role of Executive Officers in Determining Executive Compensation.” Radford assisted with benchmarking the compensation of our senior executives by providing peer group and market information to support the Company and Compensation Committee in determining fully competitive and appropriate pay levels.

Role of Compensation Consultant in Determining Executive Compensation

Our Compensation Committee has the sole authority under its charter to engage the services of a consulting firm or other outside advisor to assist it in designing our compensation programs and in making executive compensation decisions. Our Compensation Committee engaged Radford as its compensation consultant and, when making executive compensation decisions in 2018, our Compensation Committee considered advice and data provided by Radford. Radford provided our Compensation Committee with peer group and market information that our Compensation Committee used when determining whether our executive compensation is competitive, commensurate with the executive officers’ responsibilities and consistent with market trends in executive compensation practices for comparable companies. Radford also provides services to us that are unrelated to executive compensation. Our Compensation Committee has considered the adviser independence factors required under SEC rules and the Nasdaq listing standards as they relate to Radford and does not believe Radford’s work raised a conflict of interest.

In February 2018, in connection with our Compensation Committee’s review of our executive compensation programs, Radford conducted and presented to the Compensation Committee an assessment of our peer group, taking into account the Company’s progress in advancing its development programs and its growth. In particular, our Compensation Committee considered selection criteria for our peer group to include companies with products under regulatory review or early commercial stage companies, with an emphasis on those in the early stage of commercialization. In performing this competitive assessment, Radford recommended a peer group, selected by our Compensation Committee in consultation with Radford, based on stage of development, revenue, industry, market capitalization, employee size and executive role considerations.

As a result of that assessment, our peer group was updated for use in determining 2018 NEO compensation, to be comprised of the 20 publicly traded companies shown in the table below, which operate in the broader biopharmaceutical industries that represent competitors for executive talent and capital.

2018 Peer Group
ACADIA Pharmaceuticals	Ironwood Pharmaceuticals	Puma Biotechnology
Clovis Oncology	Keryx Biopharmaceuticals	Retrophin
Exelixis	Lexicon Pharmaceuticals	Spark Therapeutics
Halozyme Therapeutics	Momenta Pharmaceuticals	Spectrum Pharmaceuticals
Heron Therapeutics	Neurocrine Biosciences	Tesaro
INSYS Therapeutics	Pacira Pharmaceuticals	The Medicines Company
Intercept Pharmaceuticals	Portola Pharmaceuticals

Our Compensation Committee recognizes the very competitive market for executive talent in our industry, and the importance of attracting and retaining strong talent as our business continues to evolve. Our positioning on compensation is intended to keep our Company competitive while strongly incentivizing performance and appropriately controlling executive compensation cost.

In November 2018, in connection with our Compensation Committee’s review of our executive compensation programs, Radford conducted and presented to the Compensation Committee a competitive assessment of the compensation program for our executive officers. In conducting this competitive assessment, Radford recommended changes to the peer group selected by our Compensation Committee based on the change in market capitalization of the Company since the selection of the peer group in February 2018. The peer group that was used when determining 2019 compensation for our NEOs was comprised of the 18 publicly traded companies shown in the table below, which operate in the broader biopharmaceutical industries that represent competitors for executive talent and capital.

2019 Peer Group
ACADIA Pharmaceuticals	Keryx Biopharmaceuticals	Retrophin
Clovis Oncology	Lexicon Pharmaceuticals	Sorrento Therapeutics
Dynavax Technologies	Momenta Pharmaceuticals	Spectrum Pharmaceuticals
Flexion Therapeutics	Pacira Pharmaceuticals	Tesaro
Halozyme Therapeutics	Portola Pharmaceuticals	Vanda Pharmaceuticals
INSYS Therapeutics	Puma Biotechnology	Vericel

Role of Executive Officers in Determining Executive Compensation

Our President and CEO made recommendations to our Compensation Committee to assist it in determining 2018 compensation levels for our other executive officers. In addition, our President and CEO provided our Compensation Committee with a review of the performance of our other executive officers. While our Compensation Committee utilized this information and valued management’s observations with regard to compensation, the ultimate decisions regarding 2018 executive compensation were made by our Compensation Committee or our Board upon the recommendation of the Compensation Committee.

Components of Compensation

Our executive compensation program consists of three primary components: base salary, annual performance-based cash incentives, and periodic equity-based incentives, historically in the form of stock options, and, starting in 2019, also including PRSUs for our CEO and RSUs for our Other NEOs.

Base Salary

The annual base salary for each of our NEOs was initially established through arm’s length negotiations at the time the executive was hired, based on an assessment of market data and the experience of the candidate, in order to develop a compensation package, including base salary, that was necessary to attract and retain each individual.

Our Compensation Committee periodically reviews and evaluates, with input from our President and CEO, other than with respect to his own salary, the need for adjustment of the base salaries of our NEOs based on changes and expected changes in the scope of an executive’s responsibilities, including promotions, individual contributions made by and performance of the executive during the prior fiscal year, the executive’s performance over a period of years, overall labor market conditions, the relative ease or difficulty of replacing the executive with a well-qualified person, our overall growth and development as a company and general salary trends in our industry. No specific weight is assigned to any of these criteria.

The following table sets forth the annualized base salaries of our NEOs for 2018 and 2019.

Name	2018 Base Salary ($)	2019 Base Salary ($)	Percent Change(1)
Jesper Høiland	624,000	642,720	3%
Jose Carmona	426,400	439,192	3%
Charles Morris, MBChB	495,000	509,850	3%
Brent Hatzis-Schoch, J.D.	421,600	451,112	7%
Joseph Kelly	386,300	397,889	3%
Gary Hattersley, Ph.D.(2)	434,500	—	—
Gregory Williams, Ph.D.(2)	409,940	—	—
[1]

Represents the percentage change in base salary from the prior year. Base salaries are effective January 1 of the given year, except in 2018 with respect to Dr. Morris, who joined the Company during 2018.

[2]	Drs. Hattersley and Williams resigned from the Company during 2018.

Annual Performance-Based Cash Incentives

We believe that the payment of annual, performance-based cash compensation provides incentives necessary to retain executive officers and reward them for short-term Company performance. Each NEO is eligible to receive an annual performance-based cash bonus based on achievement of performance goals developed by our Compensation Committee or Board with input from our President and CEO. Each NEO has a target annual bonus award amount, expressed as a percentage of the NEO’s base salary. After the fiscal year is completed, the Compensation Committee reviews actual performance against the stated goals and determines subjectively what it believes to be the appropriate level of cash bonus, if any, for our NEOs. For 2018, the actual bonus amounts for our NEOs were approved by our Compensation Committee.

Our corporate, financial and operational goals for 2018 were:

Goal	Target Percentage	Achievement Against Goal	Level of Achievement
1. Corporate and Business Development: (a) Full-year TYMLOS U.S. net sales of $95 million to $98 million (b) Year-end cash and investments balance in excess of $220 million (c) Enter into ex-U.S. partnership for abaloparatide (d) Enter into commercial partnership for elacestrant	60%	Overachieved	70%
2. Pipeline Development: (a) Initiate Phase 3 trial for elacestrant by third quarter of 2018 (b) Complete critical Phase 3 trial-enabling activities for abaloparatide patch (c) Initiate male osteoporosis & histomorphometry trials for abaloparatide-SC (d) Update TYMLOS label with ACTIVExtend results (e) Complete enrollment in Phase 1 trial for RAD140	30%	Underachieved	20%
3. Organizational: (a) Develop strategic workforce plans (b) Achieve employee engagement and retention metrics	10%	Underachieved	5%
Total Achievement			95%

In February 2019, our Compensation Committee met to review performance against the Company’s 2018 goals and determined that we had met substantially all of our goals set for 2018 and that, overall, our actual corporate performance was ninety-five percent (95%) of target. In particular, our Compensation Committee concluded that we had exceeded key corporate and business development objectives by (i) achieving full-year TYMLOS U.S. net sales of $99.2 million and (ii) ending 2018 with $237 million in cash, cash equivalents and investments. Our Compensation Committee also concluded that we had substantially met our goals regarding pipeline development and organizational objectives by (i) initiating our pivotal Phase 3 clinical trial for elacestrant in late November 2018; (ii) completing critical manufacturing and regulatory activities to support our planned Phase 3 clinical study of abaloparatide patch and finalizing our abaloparatide patch commercial supply agreement with 3M Company; (iii) initiating our Phase 3 clinical trial of abaloparatide injection for the treatment of osteoporosis in men, commencing our bone histomorphometry study to evaluate the early effects of TYMLOS on tissue-based bone remodeling and structural indices, and updating the label for TYMLOS with the FDA to reflect results from our ACTIVExtend clinical study of abaloparatide injection; and (iv) advancing our Phase 1 study of RAD140.

Our Compensation Committee also reviewed each individual NEO’s performance within the NEO’s area of responsibility and, based on the individual’s performance against, and contribution to the achievement of, our corporate goals and the scope of the executive officer’s area of responsibility, as well as the collective business judgment and industry experience of the individual Compensation Committee members, the Compensation Committee approved the bonuses for our NEOs set forth in the table below.

	2018 Target Bonus		2018 Actual Bonus
Name	% of Base Salary	$	% of Base Salary	$
Jesper Høiland	65%	405,600	61.8%	385,320
Jose Carmona	45%	191,880	42.8%	182,286
Charles Morris, MBChB(1)	45%	72,822	45.0%	72,822
Brent Hatzis-Schoch, J.D.	45%	189,720	47.0%	198,257
Joseph Kelly	40%	154,520	39.9%	154,134
Gary Hattersley, Ph.D.(2)	45%	195,525	—	—
Gregory Williams, Ph.D.(2)	40%	163,976	—	—
[1]	Dr. Morris joined the Company in September 2018 and therefore received a prorated bonus.
[2]	Drs. Hattersley and Williams resigned from the Company in November and May 2018, respectively, and therefore did not receive annual bonuses.

Equity-Based Awards

Our Compensation Committee believes that our employees in a position to make a substantial contribution to our long-term success should have a significant and ongoing stake in our Company. Equity awards not only compensate but also motivate and encourage retention of our key employees by providing an opportunity for the recipients to participate in the ownership of our Company. In addition, we believe equity awards align the interests of our key employees with the interests of our stockholders.

We have historically made initial awards of stock options to our NEOs upon commencement of employment with us and from time to time thereafter as our Board or Compensation Committee determined appropriate to motivate, retain and reward our NEOs for their performance and our success. Equity awards have been tied to both time and performance based vesting conditions. Generally, our time-based stock options vest as to 25% of the underlying shares on the first anniversary of the date of grant (or employment commencement date for initial awards) and in 36 monthly installments during the three years thereafter, subject to the holder’s continued service to the Company through each applicable vesting date.

In 2018, each of our NEOs received an award of stock options with time-based vesting conditions. In 2019, in addition to an award of stock options with time-based vesting conditions and consistent with the Company’s pay-for-performance compensation philosophy, our CEO also received a PRSU award tied to the Company’s execution of a Board approved partnership agreement for elacestrant, a key business objective of the Company, within 12 months of the grant date of February 22, 2019. Also in 2019, all of our Other NEOs received a mix of stock options and RSUs tied to time-based vesting conditions. Our NEOs equity awards for 2018 and 2019 are each described in greater detail below.

Our Compensation Committee evaluates various factors when determining the precise number of equity-based awards to grant to our NEOs, including the base salary and target annual cash incentive opportunity of the NEO, the value of the total compensation package our Compensation Committee deems appropriate to attract and retain highly qualified NEOs in light of the competitive environment, the NEO’s ability to influence and create long-term stockholder value and, with respect to awards granted to our NEOs from time to time after they have commenced employment, the equity-based holdings of the NEO and the individual’s personal experience and performance in recent periods.

The following table sets forth the amount and terms of the stock options awarded to our NEOs in 2018. For a discussion of the impact that certain terminations of employment would have on the vesting of these awards, refer below to the heading “Potential Payments upon Termination or Change in Control.”

Name	Grant Date	Number of Shares Underlying Options Granted(1)
Jesper Høiland	2/13/18	210,000
Jose Carmona	2/13/18	60,000
Charles Morris, MBChB(2)	9/4/18	130,000
Brent Hatzis-Schoch, J.D.	2/13/18	60,000
Joseph Kelly	2/13/18	30,000
Gary Hattersley, Ph.D.	2/13/18	60,000
Gregory Williams, Ph.D.	2/13/18	60,000
[1]

These stock options vest as to 25% of the underlying shares on the one-year anniversary of the grant date, and the remainder of the stock options vest as to 1/48th of the underlying shares on the same day of each of the 36 consecutive months thereafter, subject to the executive’s continued service to the Company through each applicable vesting date. All of the awards were granted with an exercise price equal to the closing price of our Common Stock on the award grant date.

[2]	The option awarded to Dr. Morris was granted in connection with his commencement of employment with us.

The following table sets forth the amount and terms of the equity awards granted to our NEOs in 2019.

Name	Grant Date	Number of Shares Underlying Options Granted(1)	Number of PRSUs or RSUs Granted(2)
Jesper Høiland	2/22/19	128,000	71,000
Jose Carmona	2/22/19	55,000	15,000
Charles Morris, MBChB	2/22/19	55,000	15,000
Brent Hatzis-Schoch, J.D.	2/22/19	55,000	15,000
Joseph Kelly	2/22/19	30,000	10,000
[1]

These stock options vest as to 25% of the underlying shares on the one-year anniversary of the grant date, and the remainder of the stock options vest as to 1/48th of the underlying shares on the same day of each of the 36 consecutive months thereafter, subject to the executive’s continued service to the Company through each applicable vesting date. All of the awards were granted with an exercise price equal to the closing price of our Common Stock on the award grant date.

[2]

For Mr. Høiland, 50% of the PRSUs vest upon the execution of a Board approved partnership agreement for elacestrant within 12 months of the grant date, and, assuming such performance condition is achieved, the remaining 50% of the PRSUs vest on the third anniversary of the grant date, subject to Mr. Høiland’s continued service to the Company through such vesting dates. For each of our Other NEOs, the RSUs vest in four substantially equal annual installments on each of the first four anniversaries of the grant date, subject to the executive’s continued service to the Company through such vesting dates.

Retirement Programs

We maintain a tax-qualified 401(k) defined contribution plan in which substantially all of our full-time employees, including our NEOs, are eligible to participate. We provide an employer matching contribution equal to 100% of a participant’s eligible contributions of up to 3% of eligible compensation and 50% of the next 2% of eligible compensation, subject to limits established by the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). All matching contributions are fully vested when made. Our 401(k) plan is intended to provide our employees, including our NEOs, with an opportunity for tax-efficient retirement savings and long-term financial security. We do not maintain any defined benefit pension plans, non-qualified deferred compensation plans or other special or supplemental executive retirement programs.

Employee Benefits and Perquisites

Our NEOs are eligible to participate in our employee benefit plans and programs, including our employee stock purchase plan and our medical and dental benefits, flexible spending accounts and short- and long-term disability and life insurance, to the same extent as our other full-time employees, with the exception of maximum coverage limits under our life insurance plan, subject to the terms and eligibility requirements of those plans. We believe that the availability of our broad-based employee benefit programs enhances employee morale and loyalty. We do not generally provide perquisites or other personal benefits or tax “gross-ups” or reimbursements to our NEOs, although we have from time to time reimbursed relocation and housing related expenses for executive officers whom we require to relocate when performing their duties for us.

Employment and Severance Arrangements

We consider maintenance of a strong management team essential to our success. To that end, we recognize that the uncertainty which may exist among management with respect to their “at-will” employment with us could result in the departure or distraction of management personnel to our detriment. Accordingly, our Board and Compensation Committee have determined that severance arrangements are appropriate to encourage the continued attention and dedication of our executive management team and to allow them to focus on the value to stockholders of strategic alternatives without concern for the impact on their continued employment.

Each of our NEOs has entered into an agreement that entitles the NEO to severance payments and benefits in the event of certain terminations of employment or upon a change in control of our Company. The severance protections for our CEO are set forth in his employment agreement. The terms of these severance arrangements are described below under the heading “Potential Payments upon Termination or Change in Control.” In addition, all of our NEOs have executed confidentiality and non-competition agreements, or, for our CEO, agreed to similar provisions in his employment agreement, pursuant to which they have agreed not to disclose our confidential information during or after their employment with us or compete with us or solicit our customers or employees for a period of one year following termination.

Anti-Hedging Policy

Our insider trading compliance policy prohibits all of our employees, including our executive officers, and our directors from engaging in speculative transactions in our stock, including hedging transactions, short sales and pledges.

Deductibility of Compensation

Beginning in 2018, the Tax Cuts and Jobs Act of Act of 2017 (i) expanded the scope of Section 162(m), such that all NEOs are “covered employees” (including our principal financial officer) and any individual who is a covered employee in any year after 2016 will remain a covered employee for as long as the NEO (or the NEO’s beneficiaries) receives compensation from the Company, and (ii) eliminated the exception to the $1,000,000 deduction limit for commission-based compensation and performance-based compensation, except with respect to certain grandfathered arrangements in effect as of November 2, 2017 that are not subsequently materially modified. Accordingly, any compensation paid to a covered employee in excess of $1,000,000 is non-deductible going forward.

Our Compensation Committee believes that stockholder interests are best served if our Compensation Committee retains maximum flexibility to design executive compensation programs that meet stated business objectives. For these reasons, our Compensation Committee, while considering tax deductibility as a factor in determining executive compensation, will not limit such compensation to those levels that will be deductible, particularly in light of the expansion of the covered employee group and the elimination of the exception to the deduction limit for performance-based compensation.

Summary Compensation Table

The following table provides information regarding the compensation provided to our NEOs during the last three completed fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Option Awards(2) ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Jesper Høiland(5)	2018	624,000	—	4,384,292	—	385,320	35,900	5,429,512
President, CEO and Director	2017	275,000	—	7,179,166	—	206,250	638	7,661,053
	2016	—	—	—	—	—	—	—
Jose Carmona(6)	2018	426,400		1,252,655	—	182,286	64,775	1,926,116
Chief Financial Officer	2017	261,835	40,000	2,406,008	—	104,734	10,860	2,823,437
	2016	—	—	—	—	—	—	—
Charles Morris, MBChB(7)	2018	161,827	168,138	1,435,562	—	72,822	11,300	1,849,649
Chief Medical Officer	2017	—	—	—	—	—	—	—
	2016	—	—	—	—	—	—	—
Brent Hatzis-Schoch, J.D.(8)	2018	421,600	—	1,252,655	—	198,257	11,900	1,884,412
General Counsel	2017	405,000	—	1,499,608	—	162,000	4,905	2,071,513
	2016	378,300	—	1,002,108	—	181,584	1,530	1,563,522
Joseph Kelly(9)	2018	386,300	60,000	626,327	—	154,134	53,900	1,280,661
SVP, Sales and Marketing	2017	—	—	—	—	—	—	—
	2016	—	—	—	—	—	—	—
Gary Hattersley, Ph.D.(10)	2018	365,695	—	1,252,655	—	—	319,110	1,937,460
Former Chief Scientific Officer	2017	395,000	—	1,874,510	—	158,000	12,330	2,439,840
	2016	—	—	—	—	—	—	—
Gregory Williams, Ph.D.(11)	2018	181,321	—	1,252,655	—	—	533,729	1,967,705
Former Chief Development	2017	398,000	—	1,874,510	—	159,200	12,330	2,444,040
Officer	2016	372,100	—	1,202,530	—	178,608	13,193	1,766,431
[1]	Represents a cash signing bonus paid in connection with Dr. Morris and Messrs. Carmona and Kelly joining the Company.
[2]

Represents the aggregate grant date fair value of stock option awards made during the year computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification (the “FASB ASC”) Topic 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. For additional information, including the assumptions used when valuing the awards granted in 2018, refer to Note 10 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 28, 2019.

[3]	Represents bonus amounts earned under our annual performance-based cash bonus program.
[4]

For 2018, the amounts shown for each NEO include life insurance premiums paid by us, and, for Messrs. Høiland, Carmona, and Kelly $35,000, $52,875, and $42,000, respectively for reimbursement of relocation and housing related expenses; for each Other NEO, $11,000 in employer matching contributions made pursuant to our 401(k) plan; for Dr. Hattersley, $217,250 in a lump sum salary cash severance payment pursuant to his separation agreement with the Company in connection with his resignation from the Company in November 2018, $7,958 in a lump sum payment of medical care premiums pursuant to his separation agreement, $36,072 for accrued vacation time payments in connection with his resignation from the Company, and $46,080 in post-employment consulting fees; and for Dr. Williams, $307,455 in a lump sum salary cash severance payment pursuant to his separation agreement with the Company in connection with his resignation from the Company in May 2018, $35,899 for accrued vacation time payments in connection with his resignation from the Company, $79,000 in post-employment consulting fees and $100,000 for a bonus paid in connection with his consulting services.

[5]	Mr. Høiland joined the Company in July 2017. His annualized base salary was $600,000 in 2017.
[6]	Mr. Carmona joined the Company in May 2017. His annualized base salary was $410,000 in 2017.
[7]	Dr. Morris joined the Company in September 2018. His annualized base salary was $495,000 in 2018.
[8]	Mr. Hatzis-Schoch was not an NEO in 2016, but his compensation for 2016 was required to be reported in the Company’s proxy statement for the year ended December 31, 2017.
[9]	Mr. Kelly joined the Company in November 2017.
[10]	Dr. Hattersley was not an NEO in 2016 and he resigned from the Company in November 2018.

[11]	Dr. Williams resigned from the Company in May 2018.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards to our NEOs in 2018. All equity awards were granted under our Amended and Restated 2011 Equity Incentive Plan (the “2011 Plan”), except the award to Dr. Morris, which was granted pursuant to a stand-alone employment inducement stock option agreement outside of our 2011 Plan as a material inducement to his acceptance of employment with us.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards(2) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jesper Høiland
Cash Bonus	N/A	—	405,600	—	—	—	—	—	—	—
Options	2/13/2018	—	—	—	—	—	—	210,000	37.83	4,384,292
Jose Carmona
Cash Bonus	N/A	—	191,880	—	—	—	—	—	—	—
Options	2/13/2018							60,000	37.83	1,252,655
Charles Morris, MBChB
Cash Bonus	N/A	—	72,822	—	—	—	—	—	—	—
Options	9/4/2018	—	—	—	—	—	—	130,000	19.93	1,435,562
Brent Hatzis-Schoch, J.D.
Cash Bonus	N/A	—	189,720	—	—	—	—	—	—	—
Options	2/13/2018	—	—	—	—	—	—	60,000	37.83	1,252,655
Joseph Kelly
Cash Bonus	N/A	—	154,520	—	—	—	—	—	—	—
Options	2/13/2018	—	—	—	—	—	—	30,000	37.83	626,327
Gary Hattersley, Ph.D.
Cash Bonus	N/A	—	195,525	—	—	—	—	—	—	—
Options	2/13/2018	—	—	—	—	—	—	60,000	37.83	1,252,655
Gregory Williams, Ph.D.
Cash Bonus	N/A	—	163,976	—	—	—	—	—	—	—
Options	2/13/2018	—	—	—	—	—	—	60,000	37.83	1,252,655
[1]

Consists of the target cash bonus payment each of our NEOs was eligible to receive under our annual performance-based bonus program. For 2018, the bonus target for Mr. Høiland was 65% of his base salary, the bonus target for Messrs. Carmona and Hatzis-Schoch and Drs. Morris and Hattersley was 45% of their base salary, and the bonus target for Mr. Kelly and Dr. Williams was 40% of their base salary. The amount shown for Dr. Morris represents a pro-rated amount based on his start date in September 2018. The amounts actually paid to our NEOs for 2018 bonuses are disclosed in the “Non-Equity Incentive Plan Compensation” in our Summary Compensation Table. Additional information about our annual bonus program is disclosed under the heading “Compensation Discussion and Analysis—Components of Compensation—Annual Performance-Based Cash Incentives.”

[2]	This column shows the per share exercise price for the stock options granted, which is equal to the closing price of our Common Stock on the date of grant.
[3]

Represents the aggregate grant date fair value of option awards made during the year computed in accordance with FASB ASC Topic 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. For additional information, including the assumptions used when valuing the awards, refer to Note 10 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 28, 2019.

Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding the outstanding equity awards held by our NEOs as of December 31, 2018. These awards were granted under our 2011 Plan, except for the new hire awards to Messrs. Høiland, Carmona and Kelly and Dr. Morris, which were granted pursuant to stand-alone employment inducement stock option agreements outside of our 2011 Plan and 2018 Stock Option and Incentive Plan (the “2018 Plan”) as a material inducement to their acceptance of employment with the Company.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested ($)
Jesper Høiland	108,020	196,980	(1)	42.97	7/17/2027	—	—
	—	210,000	(2)	37.83	2/13/2028	—	—
Jose Carmona	49,479	75,521	(3)	34.96	5/15/2027	—	—
	—	60,000	(2)	37.83	2/13/2028	—	—
Charles Morris, MBChB	—	130,000	(4)	19.93	9/4/2028	—	—
Brent Hatzis-Schoch, J.D.	128,332	11,668	(5)	45.32	2/25/2025	—	—
	44,270	18,230	(6)	29.89	2/9/2026	—	—
	27,500	32,500	(7)	45.65	2/17/2027	—	—
	—	60,000	(2)	37.83	2/13/2028	—	—
Joe Kelly	16,250	43,750	(8)	27.80	11/27/2027	—	—
	—	30,000	(2)	37.83	2/13/2028	—	—
Gary Hattersley, Ph.D.	18,285	—	(9)	7.34	11/6/2021	—	—
	120,614	—	(10)	8.00	6/4/2024	—	—
	100,000	—	(11)	30.97	12/16/2024	—	—
	53,125	21,875	(6)	29.89	2/9/2026	—	—
	34,375	40,625	(7)	45.65	2/17/2027	—	—
	—	60,000	(2)	37.83	2/13/2028	—	—
Gregory Williams, Ph.D.	175,438	—	(12)	7.80	2/15/2024	—	—
	80,000	—	(11)	30.97	12/16/2024	—	—
	53,125	21,875	(6)	29.89	2/9/2026	—	—
	34,375	40,625	(7)	45.65	2/17/2027	—	—
	—	60,000	(2)	37.83	2/13/2028	—	—
[1]

This stock option vested as to 25% of the underlying shares on July 17, 2018, and the remainder of the stock option vests as to 1/48th of the underlying shares on the same day of each of the 36 consecutive months thereafter, subject to Mr. Høiland’s continued service to the Company through each applicable vesting date. The option is eligible for accelerated vesting in connection with certain terminations of Mr. Høiland’s employment as described below under the heading “Potential Payments upon Termination of Change in Control.”

[2]

This stock option vested as to 25% of the underlying shares on February 13, 2019, and the remainder of the stock option vests as to 1/48th of the underlying shares on the same day of each of the 36 consecutive months thereafter, subject to the executive’s continued service to the Company through each applicable vesting date. The option is eligible for accelerated vesting in connection with certain terminations of the NEO’s employment as described below under the heading “Potential Payments upon Termination of Change in Control.”

[3]

This stock option vested as to 25% of the underlying shares on May 15, 2018, and the remainder of the stock option vests as to 1/48th of the underlying shares on the same day of each of the 36 consecutive months thereafter, subject to Mr. Carmona’s continued service to the Company through each applicable vesting date. The option is eligible for accelerated vesting in connection with certain terminations of Mr. Carmona’s employment as described below under the heading “Potential Payments upon Termination of Change in Control.”

[4]

This stock option vests as to 25% of the underlying shares on September 4, 2019, and the remainder of the stock option vests as to 1/48th of the underlying shares on the same day of each of the 36 consecutive months thereafter, subject to Dr. Morris’ continued service to the Company through each applicable vesting date. The option is eligible for accelerated vesting in connection with certain terminations of Dr. Morris’ employment as described below under the heading “Potential Payments upon Termination of Change in Control.”

[5]

This stock option vested as to 5% of the underlying shares on February 25, 2016 and 20% of the underlying shares vested on April 1, 2016. The remainder of the stock option vests as to 1/48th of the underlying shares on the same day of each of the 36 consecutive months thereafter, subject to Mr. Hatzis-Schoch’s continued service to the Company through each applicable vesting date. The option is eligible for accelerated vesting in connection with certain terminations of Mr. Hatzis-Schoch’s employment as described below under the heading “Potential Payments upon Termination of Change in Control.”

[6]

This stock option vested as to 25% of the underlying shares on February 10, 2017, and the remainder of the stock option vests as to 1/48th of the underlying shares on the same day of each of the 36 consecutive months thereafter, subject to the executive’s continued service to the Company through each applicable vesting date. The option is eligible for accelerated vesting in connection with certain terminations of Mr. Hatzis-Schoch’s employment as described below under the heading “Potential Payments upon Termination of Change in Control.”

[7]

This stock option vested as to 25% of the underlying shares on February 17, 2018, and the remainder of the stock option vests as to 1/48th of the underlying shares on the same day of each of the 36 consecutive months thereafter, subject to the executive’s continued service to the Company through each applicable vesting date. The option is eligible for accelerated vesting in connection with certain terminations of Mr. Hatzis-Schoch’s employment as described below under the heading “Potential Payments upon Termination of Change in Control.”

[8]

This stock option vested as to 25% of the underlying shares on November 27, 2018, and the remainder of the stock option vests as to 1/48th of the underlying shares on the same day of each of the 36 consecutive months thereafter, subject to Mr. Kelly’s continued service to the Company through each applicable vesting date. The option is eligible for accelerated vesting in connection with certain terminations of Mr. Kelly’s employment as described below under the heading “Potential Payments upon Termination of Change in Control.”

[9]

This stock option vested as to 6.25% of the underlying shares on November 7, 2011, and the remainder of the stock option vested as to 1/16th of the underlying shares on the first day of each of the 15 calendar quarters thereafter. This stock option has met its time-based vesting conditions and is fully-vested and exercisable.

[10]

This stock option vested as to 25% of the underlying shares on December 23, 2014, and the remainder of the stock option vested as to 1/48th of the underlying shares on the same day of each of the 36 consecutive months thereafter. This stock option has met its time-based vesting conditions and is fully-vested and exercisable.

[11]

This stock option vested as to 25% of the underlying shares on December 17, 2015, and the remainder of the stock option vests as to 1/48th of the underlying shares on the same day of each of the 36 consecutive months thereafter, subject to continued service to the Company through each applicable vesting date. This stock option has met its time-based vesting conditions and is fully-vested and exercisable.

[12]

This stock option vested as to 25% of the underlying shares on January 6, 2015, and the remainder of the underlying shares under the stock option vested in 12 substantially equal quarterly installments thereafter. This stock option has met its time-based vesting conditions and is fully-vested and exercisable.

Option Exercises and Stock Vested

None of our NEOs exercised options to purchase our Common Stock during 2018 nor had any shares that vested under stock awards during 2018.

Pension Benefits

None of our NEOs participated in any defined benefit pension plans in 2018.

Non-qualified Deferred Compensation

None of our NEOs participated in any non-qualified deferred compensation plans in 2018.

Potential Payments upon Termination or Change In Control

We maintain compensation and benefit plans and arrangements that provide payment of compensation to our NEOs in the event of certain terminations of employment or a change in control of our Company. The amount of compensation payable to our NEOs in these situations is described below.

Employment and Severance Agreements

Each of our NEOs has entered into an employment or severance agreement that entitles the NEO to severance payments and benefits in the event of certain terminations of employment or upon a change in control of our Company.

Jesper Høiland

On July 17, 2017, we entered into an employment agreement with Mr. Høiland, which was amended on November 16, 2017, pursuant to which Mr. Høiland serves as our President and CEO. The agreement, as amended, provides that in the event Mr. Høiland’s employment is terminated by us without “cause” or due to Mr. Høiland’s resignation for “good reason”, then subject to his executing a general release of claims and continued compliance with applicable restrictive covenants in his agreement, Mr. Høiland will be entitled to receive:

•	base salary continuation payments for 12 months; and
•	reimbursement for continued group health plan premiums for up to 12 months or, if earlier, until the date on which he becomes eligible to receive substantially similar coverage from another employer.

If Mr. Høiland’s employment is terminated without “cause” or due to Mr. Høiland’s resignation for “good reason” within 12 months following a “change in control” of our Company, then subject to his executing a general release of claims and continued compliance with applicable restrictive covenants in his agreement, in lieu of the severance benefits described above, Mr. Høiland will be entitled to receive:

•	a lump sum payment equal to one and a half times his base salary then in effect;
•	a lump sum payment equal to his then target annual bonus;
•

reimbursement for continued group health plan premiums for up to 18 months or, if earlier, the date on which he (i) becomes eligible to receive substantially similar coverage from another employer or (ii) is no longer eligible to receive continuation of such coverage; and

•	accelerated vesting of all outstanding unvested Company equity or equity-based awards that vest solely based on the passage of time.

Other NEOs

We have entered into severance agreements with each of our Other NEOs. Each agreement provides that if the NEO’s employment is terminated without “cause” or due to the NEO’s resignation for “good reason”, then subject to the NEO executing a general release of claims and continuing to comply with the terms of the NEO’s employee confidentiality and non-compete agreement, the NEO will be entitled to receive:

•	base salary payments for 6 months, and for Dr. Williams, 9 months;
•	payment of medical care premiums for 6 months; and
•	any earned but unpaid annual bonus for the year immediately prior to the year in which the NEO’s termination occurs, based upon actual performance and payable in a lump sum.

If the NEO’s employment is terminated without “cause” or due to the NEO’s resignation for “good reason” within 12 months following a “change in control” of our Company, then subject to the NEO executing a general release of claims and continuing to comply with the terms of the NEO’s employee confidentiality and non-compete agreement, in lieu of the severance benefits described above, the NEO will be entitled to receive:

•	base salary payments for 12 months;
•	payment of medical care premiums for 12 months;
•	any unpaid annual bonus for the year prior to the year in which the NEO’s termination occurs, based upon actual performance and payable in a lump sum;
•	payment of the NEO’s target annual bonus for the year in which termination occurs; and
•	accelerated vesting of all outstanding unvested Company equity awards that vest solely based on the passage of time.

For purposes of our employment agreement with Mr. Høiland and for our Other NEOs’ severance agreements:

•

“cause” is generally defined to include, subject to certain notice and cure rights: (i) commission of an act of fraud, embezzlement or theft against the Company or its subsidiaries, including, for Mr. Høiland, whether or not related to his employment with the Company; (ii) conviction of, or a plea of no contest to, a felony or a crime involving moral turpitude; (iii) willful nonperformance of material duties as an employee of the Company, including, for Mr. Høiland, failure to comply with any valid and legal directive of the Board; (iv) material breach of any material agreement between the executive and the Company or any of its subsidiaries, including, for Mr. Høiland, his employment agreement; (v) for our Other NEOs, the gross negligence, willful misconduct or any other act of willful disregard for the Company’s or any of its subsidiaries’ best interests; (vi) for our Other NEOs, unlawful use (including being under the influence) or possession of illegal drugs on the Company’s (or any of its affiliate’s) premises; (vii) for Mr. Høiland, engaging in dishonesty, illegal conduct, or misconduct that is materially injurious to the Company or the willful unauthorized disclosure of the Company’s confidential information; or (viii) for Mr. Høiland, violation of a material policy of the Company or a material failure to comply with the Company’s written policies or rules that causes material harm to the Company;

•

“good reason” is generally defined to include, if the NEO has provided timely notice, the Company has failed within 30 days to cure the condition, if curable, and the NEO timely resigns, the following occurrences without the NEO’s consent: (i) a material reduction in base salary, including, for our Other NEOs, a material reduction in their target annual bonus; (ii) a material diminution in duties, responsibilities, or authority; (iii) for Mr. Høiland, a material breach by the Company of any material provision of his employment agreement; (iv) for our Other NEOs, a requirement that the NEO relocate to a principal place of employment more than seventy-five (75) miles from the location immediately prior to such relocation; or (v) for our Other NEOs, the failure of the Company to obtain an agreement from any successor to all or substantially all of the business or assets of the Company to assume their severance agreement; and

•

“change in control” for our Other NEOs means a change of control within the meaning of our 2011 Plan or 2018 Plan, as applicable, and for Mr. Høiland means the occurrence of such similar change of control transactions involving the Company.

Gary Hattersley, Ph.D.

In connection with his resignation as our Chief Scientific Officer on November 1, 2018, the Company and Dr. Hattersley entered into a separation agreement providing for the terms of his departure from the Company. Pursuant to his separation agreement, in consideration for executing a general release of claims and subject to his continued compliance with the applicable restrictive covenants in his confidentiality agreement, Dr. Hattersley was entitled to the following: (i) base salary payments for 6 months; (ii) consulting fees for advisory services to the Company until November 1, 2019; and (iii) medical care premium payments for 6 months.

Greg Williams, Ph.D.

In connection with his resignation as our Chief Development Officer on May 31, 2018, the Company and Dr. Williams entered into a separation agreement providing for the terms of his departure from the Company. Pursuant to his separation agreement, in consideration for executing a general release of claims and subject to his continued compliance with the applicable restrictive covenants in his confidentiality agreement, Dr. Williams was entitled to the following: (i) base salary payments for 9 months; and (ii) consulting fees for advisory services to the Company until March 31, 2019, and (iii) a bonus for consulting services provided in connection with his consulting agreement.

Calculation of Potential Payments upon Termination or Change in Control

The following table shows potential payments to our NEOs under the various severance and other arrangements and agreements that were in effect on December 31, 2018 for various scenarios involving a change in control or termination of employment, assuming a December 31, 2018 termination or transaction date and, where applicable, using the closing price of our Common Stock of $16.49 (as reported on the Nasdaq Global Market as of December 31, 2018).

	Form of Payment
Name/Triggering Event	Cash Severance ($)	Bonus ($)	Benefit Continuation ($)		Equity Awards(1) ($)	Company Provided Life Insurance(2) ($)	Total(3) ($)
Jesper Høiland
Change in Control	—	—	—		—	—	—
Death/Disability	—	—	—		—	750,000	750,000
Retirement	—	—	—		—	—	—
Involuntary Termination(4)	624,000	—	30,122		—	—	654,122
Termination after Change in Control(5)	936,000	405,600	45,183		—	—	1,386,783
Jose Carmona
Change in Control	—	—	—		—	—	—
Death/Disability	—	—	—		—	750,000	750,000
Retirement	—	—	—		—	—	—
Involuntary Termination(6)	213,200	—	—	(8)	—	—	213,200
Termination after Change in Control(7)	426,400	191,880	—	(8)	—	—	618,280
Charles Morris, MBChB
Change in Control	—	—	—		—	—	—
Death/Disability	—	—	—		—	750,000	750,000
Retirement	—	—	—		—	—	—
Involuntary Termination(6)	247,500	—	15,061		—	—	262,561
Termination after Change in Control(7)	495,000	72,822	30,122		—	—	597,944
Brent Hatzis-Schoch, J.D.
Change in Control	—	—	—		—	—	—
Death/Disability	—	—	—		—	750,000	750,000
Retirement	—	—	—		—	—	—
Involuntary Termination(6)	210,800	—	15,061		—	—	225,861
Termination after Change in Control(7)	421,600	189,720	30,122		—	—	641,442
Joseph Kelly
Change in Control	—	—	—		—	—	—
Death/Disability	—	—	—		—	750,000	750,000
Retirement	—	—	—		—	—	—
Involuntary Termination(6)	193,150	—	15,061		—	—	208,211
Termination after Change in Control(7)	386,300	154,520	30,122		—	—	570,942
[1]

For option awards, reflects the excess, if any, of the closing market price of our Common Stock on December 31, 2018 ($16.49) over the exercise price of the applicable stock option, multiplied by the number of unvested shares which vest upon a qualifying termination within 12 months following a change in control of the Company. Because the per share exercise price of all unvested option awards held by our NEOs was greater than the closing market price of our Common Stock on December 31, 2018 of $16.49, no amounts have been included with respect to such options.

[2]	Represents amounts that would be payable under Company provided life insurance policies upon the NEO’s death.
[3]

If any amounts payable to any of our NEOs in connection with a change in control would be subject to excise taxes under Section 4999 of the Code, the amounts will be reduced to the extent the reduction results in such executive retaining a larger after-tax amount of such payments or benefits than would be retained absent the reduction. The amounts shown in this table for our NEOs assume no such reduction would apply.

[4]

Upon Mr. Høiland’s termination without cause or resignation for good reason, other than in connection with a change in control, Mr. Høiland would be entitled to receive (a) base salary continuation payments for 12 months, and (b) reimbursement for continued group health plan premiums for up to 12 months.

[5]

Upon Mr. Høiland’s termination without cause or resignation for good reason within 12 months following a change in control, Mr. Høiland would be entitled to receive (a) a lump sum payment equal to one and a half times his base salary then in effect, (b) a lump sum payment equal to his then target annual bonus, (c) reimbursement for continued group health plan premiums for up to 18 months, and (d) accelerated vesting of all outstanding unvested Company equity or equity-based awards that vest solely based on the passage of time.

[6]

Upon the NEO’s termination without cause or resignation for good reason, other than in connection with a change in control, the NEO would be entitled to receive (a) base salary payments for 6 months, (b) payment of medical care premiums for 6 months, and (c) any unpaid annual bonus for the year prior to the year in which the NEO’s termination occurs, based upon actual performance and payable in a lump sum.

[7]

Upon the NEO’s termination without cause or resignation for good reason within 12 months following a change in control of the Company, the NEO would be entitled to receive (a) base salary payments for 12 months, (b) payment of medical care premiums for 12 months, (c) any unpaid annual bonus for the year prior to the year in which the NEO’s termination occurs, based upon actual performance and payable in a lump sum, (d) payment of the NEO’s annual target bonus for the year in which termination occurs, and (e) accelerated vesting of all outstanding Company equity awards that vest solely based on the passage of time.

[8]	Mr. Carmona did not have health insurance coverage through the Company on December 31, 2018.

The following table sets out the aggregate payments to Dr. Hattersley under the terms of his separation agreement and consulting agreement, in connection with his resignation as our Chief Scientific Officer on November 1, 2018.

Severance Benefits:	Amounts ($)
Cash Severance(1)	217,250
Consulting Fees(2)	148,000
Benefit Continuation(3)	7,958
Total Payments	373,208
[1]	Represents Dr. Hattersley’s base salary payments for a period of 6 months.
[2]	Represents consulting fees payable to Dr. Hattersley for advisory services to the Company until November 1, 2019 in connection with his consulting agreement.
[3]	Represents the value of payments of Dr. Hattersley’s medical care premiums for 6 months.

The following table sets out the aggregate payments to Dr. Williams under the terms of his separation agreement, in connection with his resignation as our Chief Development Officer on May 31, 2018.

Severance Benefits:	Amounts ($)
Cash Severance(1)	307,455
Consulting Fees(2)	79,000
Bonus(3)	100,000
Total Payments	486,455
[1]	Represents Dr. Williams’ base salary payments for a period of 9 months.
[2]	Represents consulting fees paid to Dr. Williams for advisory services to the Company until March 31, 2019 in connection with his consulting agreement.
[3]	Represents the bonus payment to Dr. Williams for his consulting services provided to the Company in connection with his consulting agreement.

Compensation Risk Assessment

We have analyzed the potential risks arising from our compensation policies and practices and determined that there are no such risks that are reasonably likely to have a material adverse effect on the Company.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of our principal executive officer.

On December 5, 2018, the determination date, our principal executive officer was Jesper Høiland, our President and CEO. For 2018, the total annual compensation for Mr. Høiland, as reported in the Summary Compensation Table, was $5,429,512. The total annual compensation of our median employee in 2018 was $209,272. The ratio of these two amounts is approximately 26:1.

Consistent with the process adopted to identify our median employee for 2017, for 2018 we identified our median employee as of December 5, 2018 by (i) aggregating for each applicable employee (A) annual base salary for salaried employees (or hourly rate multiplied by expected annual work schedule, for hourly employees), (B) the target incentive compensation for 2018, and (C) the accounting value of any equity awards granted during 2018 and (ii) ranking this compensation measure for our employees from lowest to highest. This calculation was performed for all employees, excluding Mr. Høiland, whether employed on a full-time, part-time, or seasonal basis.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2018 regarding shares of Common Stock that may be issued under our equity compensation plans, consisting of our 2003 Long-Term Incentive Plan, as amended (the “2003 Plan”), our 2011 Plan, our 2018 Plan, and our 2016 Employee Stock Purchase Plan (the “ESPP”).

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders:
2003 Plan	1		2.05	—
2011 Plan	4,642,991	(2)	38.05	—
2018 Plan	231,400		23.89	5,903,238	(3)
ESPP(4)	—		—	1,129,316	(5)
Equity compensation plans not approved by security holders(6)	815,483		34.23	—
Total	5,689,875		36.92	7,032,554

[1]	Does not take into account outstanding restricted stock units as these awards have no exercise price.
[2]	Includes 227,088 shares issuable under our 2011 Plan upon vesting of outstanding restricted stock units.
[3]	Includes 2,421,462 and 153,176 shares which were cancelled, forfeited or otherwise terminated under the 2011 and 2003 Plans, respectively, which are available for issuance under the 2018 Plan.
[4]	The purchase rights accruing under the ESPP (and therefore the exercise price and number of shares to be purchased thereunder) are not determined until the end of the applicable purchase period.
[5]

The number of shares authorized for issuance under the ESPP will be annually increased on January 1 of each year during the term of the ESPP, beginning on January 1, 2017 and ending on and including January 1, 2026, by an amount equal to the lesser of (a) 1% of the shares of Common Stock outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares as is determined by our Board. The maximum aggregate number of shares issuable under the ESPP is 4,298,424.

[6]

Consists of shares authorized for issuance pursuant to individual stock option awards granted on each of March 7, 2016, March 28, 2016, May 8, 2016, May 15, 2017, July 17, 2017, November 27, 2017, July 16, 2018, and September 4, 2018 to certain individuals to induce such individuals to accept employment with the Company.

DIRECTOR COMPENSATION

Directors who are also employees of our Company do not receive compensation for their service on our Board. Our non-employee directors are eligible for compensation under our non-employee director compensation program. Our Board may amend or terminate the program at any time. The program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

Under the program, non-employee directors receive an annual cash retainer for service on our Board and for service on each committee of which the director is a member. Cash retainers are payable quarterly in arrears and prorated for partial periods of service. The annual retainers paid under the program for 2018 were as follows:

Non-Employee Director:	$50,000
Independent Chairman:	$25,000
Chair of Audit Committee:	$20,000
Chair of Compensation Committee:	$15,000
Chair of Strategy Committee:	$15,000
Chair of Nominating and Corporate Governance Committee:	$10,000
Audit Committee Member (other than Chair):	$10,000
Compensation Committee Member (other than Chair):	$7,500
Strategy Committee Member (other than Chair):	$7,500
Nominating and Corporate Governance Committee Member (other than Chair):	$5,000

Our non-employee director compensation program also provides for an initial and annual equity award. Effective January 1, 2016, each non-employee director initially elected or appointed to serve on our Board will be granted an option to purchase 30,000 shares of our Common Stock on the date the director commences service. This option vests in substantially equal installments on each of the first four anniversaries of the date of grant, subject to the recipient’s continued service as a non-employee director through each vesting date. The non-employee director annual stock option awards are granted on the same date of the annual incentive equity awards for our executive officers.

In February 2018, in consultation with our compensation consultant, Radford, our Board amended our non-employee director compensation program so that each non-employee director who had been serving on our Board as a non-employee director for at least three months as of the grant date of the annual incentive equity awards for the Company’s executive officers was granted an option to purchase 8,800 shares of our Common Stock and 4,800 RSUs. These awards vested in full in February 2019. In February 2019, in consultation with Radford, our Board amended our non-employee director compensation program so that each non-employee director who had been serving on our Board as a non-employee director for at least three months as of the grant date of the annual incentive equity awards for the Company’s executive officers was granted an option to purchase 10,000 shares of our Common Stock and 5,500 RSUs. These awards vest in full on the first anniversary of the date of the grant, subject to continued service as a non-employee director through the vesting date.

The value of all awards granted under the 2018 Plan and all other cash compensation paid by us to any non-employee director in any calendar year may not exceed $950,000, excluding the value of any awards granted in connection with a non-employee director’s initial election or appointment to serve on our Board.

All awards held by our non-employee directors vest upon a change of control of the Company, as the term is defined in our 2011 Plan and 2018 Plan.

We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending Board and committee meetings.

Director Compensation Table

The following table provides information concerning the compensation of each non-employee director who served on our Board during the year ended December 31, 2018. Information regarding the compensation of Mr. Høiland may be found above under the heading “Executive Compensation – Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Total ($)
Kurt C. Graves	92,500	181,584	187,056	461,140
Willard H. Dere, M.D.	65,000	181,584	187,056	433,640
Catherine J. Friedman	85,000	181,584	187,056	453,640
Jean-Pierre Garnier, Ph.D.	72,500	181,584	187,056	441,140
Owen Hughes	60,000	181,584	187,056	428,640
Anthony Rosenberg	65,000	181,584	187,056	433,640
Debasish Roychowdhury, M.D.	55,000	181,584	187,056	423,640
[1]

Represents the aggregate grant date fair value of the annual RSU awards as of the grant date, February 13, 2018, computed in accordance with FASB ASC Topic 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value of each share of Common Stock underlying the awards of RSUs was $37.83, the closing price of our Common Stock on the grant date.

[2]

Represents the aggregate grant date fair value of the annual stock option awards as of the grant date, February 13, 2018, computed in accordance with FASB ASC Topic 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. For additional information, including the assumptions used when valuing the awards, refer to Note 10 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 28, 2019.

The following table shows the aggregate number of RSUs and stock options outstanding as of December 31, 2018 held by each non-employee director.

Name	Outstanding Stock Awards (#)	Outstanding Option Awards (#)
Kurt C. Graves	4,800	212,161
Willard H. Dere, M.D.	4,800	108,800
Catherine J. Friedman	4,800	93,800
Jean-Pierre Garnier, Ph.D.	4,800	93,800
Owen Hughes	4,800	141,694
Anthony Rosenberg	4,800	123,800
Debasish Roychowdhury, M.D.	4,800	93,800

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed with management the CD&A set forth above. Based on this review and discussion, our Compensation Committee recommended to our Board that the CD&A be included in this proxy statement.

By the Compensation Committee of the Board of Directors of Radius Health, Inc.

Jean-Pierre Garnier, Ph.D. (Chair)

Catherine J. Friedman

Kurt C. Graves

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of April 10, 2019, unless otherwise indicated, regarding the beneficial ownership of our Common Stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Common Stock and (ii) each of our Directors (which includes all nominees) and NEOs, and (iii) all of our Directors and Executive Officers as a group. The term “Executive Officers” means all of our executive officers who are subject to the reporting requirements under Section 16 of the Securities and Exchange Act of 1934, as amended.

	BENEFICIAL OWNERSHIP(1)
BENEFICIAL OWNER	NUMBER OF SHARES	PERCENT OF TOTAL
5% or Greater Stockholders:
BB Biotech AG(2)	6,781,685	14.71%
The Vanguard Group(3)	4,048,985	8.78%
HealthCor Management, L.P.(4)	3,723,949	8.08%
Wellington Management Group LLP(5)	3,591,658	7.79%
BlackRock, Inc.(6)	3,313,238	7.19%
T. Rowe Price Associates, Inc.(7)	2,538,131	5.50%
Directors and Named Executive Officers:
Kurt C. Graves(8)	216,961	*
Willard H. Dere, M.D.(9)	113,600	*
Catherine Friedman(10)	91,100	*
Jean-Pierre Garnier, Ph.D.(11)	91,100	*
Jessica Hopfield, Ph.D.(12)	12,800	*
Owen Hughes(13)	146,494	*
Anthony Rosenberg(14)	128,600	*
Debasish Roychowdhury, M.D.(15)	91,100	*
Jesper Høiland(16)	198,779	*
Jose Carmona(17)	76,541	*
Charles Morris, MBChB(18)	—	*
Brent Hatzis-Schoch, J.D.(19)	239,923	*
Joseph Kelly(20)	31,125	*
Gary Hattersley, Ph.D.(21)	215,860	*
Gregory Williams, Ph.D.(22)	194,687	*
All Directors and Executive Officers as a group (15 individuals)	1,848,670	4.00%
*	Less than 1% of the outstanding shares of our Common Stock.
[1]

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, warrants, RSUs or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 10, 2019 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. On April 10, 2019, we had 46,108,197 shares of Common Stock outstanding. Unless otherwise indicated, the address of all listed stockholders is c/o Radius Health, Inc., 950 Winter Street, Waltham, Massachusetts, 02451. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

[2]

Based upon a Schedule 13D/A filed with the SEC on August 6, 2018 and a Form 4 filed with the SEC on February 19, 2019, reflecting the beneficial ownership of Common Stock by BB Biotech AG (“BB Biotech”) and its wholly-owned subsidiary, Biotech Growth N.V., which also indicates that they have shared voting and dispositive power of all such shares of Common Stock. The address for BB Biotech is Schwertstrasse 6, CH-8200 Schaffhausen, Switzerland.

[3]

Based on a Schedule 13G/A filed with the SEC on February 12, 2019, reflecting the beneficial ownership of Common Stock by The Vanguard Group (“Vanguard”), which also indicates that it has (i) sole voting power with respect to  83,519 of such shares, (ii) shared voting power with respect to 7,071 of such shares, (iii) sole dispositive power with respect to 3,961,889 of such shares and (iv) shared dispositive power with respect to 87,096 of such shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

[4]

Based on a Schedule 13G filed with the SEC on February 14, 2019, reflecting the beneficial ownership of Common Stock by HealthCor Management, L.P. (“HealthCor”), which also indicates that it has shared voting and dispositive power with respect to all such shares. By virtue of its position as the investment manager of certain affiliated funds it manages, HealthCor, and it’s general partner, HealthCor Associates, LLC (“HealthCor Associates”), may be deemed a beneficial owner of all such shares, as well as those it manages through separately managed accounts. As the managers of HealthCor Associates, Arthur Cohen and Joseph Healey exercise both voting and investment power with respect to the shares. The address for HealthCor is 55 Hudson Yards, 28th Floor, New York, NY 10001.

[5]

Based on a Schedule 13G filed with the SEC on February 12, 2019, reflecting the beneficial ownership of Common Stock by Wellington Management Group LLP (“Wellington”), which also indicates that it has (i) shared voting power with respect to 3,264,907 of such shares and (ii) shared dispositive power with respect to all of such shares. The shares are held by clients of one or more of certain investment advisors directly or indirectly owned by Wellington. The address for Wellington is Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

[6]

Based on a Schedule 13G/A filed with the SEC on February 6, 2019, reflecting the beneficial ownership of Common Stock by BlackRock, Inc. (“BlackRock”), which also indicates that it has (i) sole voting power with respect to 3,228,158 of such shares and (ii) sole dispositive power with respect to all of such shares. These shares may be held by one or more of the following subsidiaries of Blackrock: BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, and BlackRock Investment Management, LLC. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.

[7]

Based on a Schedule 13G/A filed with the SEC on February 14, 2019, reflecting the beneficial ownership of Common Stock by T. Rowe Price Associates, Inc. (“T. Rowe Price”), which also indicates that it has (i) sole voting power with respect to 451,316 of such shares and (ii) sole dispositive power with respect to all of such shares. The address for T. Rowe Price is 100 E. Pratt Street, Baltimore, MD 21202.

[8]	Represents 4,800 shares held by Mr. Graves and 212,161 shares issuable upon the exercise of stock options exercisable within 60 days of April 10, 2019.
[9]	Represents 4,800 shares held by Dr. Dere and 108,800 shares issuable upon the exercise of stock options exercisable within 60 days of April 10, 2019.
[10]	Represents 4,800 shares held by Ms. Friedman and 86,300 shares issuable upon the exercise of stock options exercisable within 60 days of April 10, 2019.
[11]	Represents 4,800 shares held by Dr. Garnier and 86,300 shares issuable upon the exercise of stock options exercisable within 60 days of April 10, 2019.
[12]	Represents shares held by Dr. Hopfield.
[13]	Represents 4,800 shares held by Mr. Hughes and 141,694 shares issuable upon the exercise of stock options exercisable within 60 days of April 10, 2019.
[14]	Represents 4,800 shares held by Mr. Rosenberg and 123,800 shares issuable upon the exercise of stock options exercisable within 60 days of April 10, 2019.
[15]	Represents 4,800 shares held by Dr. Roychowdhury and 86,300 shares issuable upon the exercise of stock options exercisable within 60 days of April 10, 2019.
[16]

Represents 14,821 shares held by Mr. Høiland, including 1,254 shares purchased by Mr. Høiland on February 28, 2019 pursuant to our employee stock purchase plan, and 183,958 shares issuable upon the exercise of stock options exercisable within 60 days of April 10, 2019.

[17]	Represents 3,000 shares held by Mr. Carmona and 73,541 shares issuable upon the exercise of stock options exercisable within 60 days of April 10, 2019.
[18]	Dr. Morris joined the Company in September 2018.
[19]	Represents 2,944 shares held by Mr. Hatzis-Schoch and 236,979 shares issuable upon the exercise of stock options exercisable within 60 days of April 10, 2019.
[20]	Represents 3,000 shares held by Mr. Kelly and 28,125 shares issuable upon the exercise of stock options exercisable within 60 days of April 10, 2019.
[21]	Represents 1,173 shares held by Dr. Hattersley and 214,687 shares issuable upon the exercise of stock options exercisable within 60 days of April 10, 2019.
[22]	Represents shares issuable upon the exercise of stock options exercisable within 60 days of April 10, 2019.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Related Party Transactions

Our Board has adopted a written related party transaction policy to set forth the policies and procedures for the review and approval or ratification of related party transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related party had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related party or entities in which the related party has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related party.

Under the policy, management is required to present to our Audit Committee each proposed related party transaction. Our Audit Committee reviews the relevant facts and circumstances of each such transaction and either approves or disapproves the transaction. If advance Audit Committee approval of a related party transaction is not feasible, then the transaction may be preliminarily entered into by management upon prior approval by the Chair of our Audit Committee subject to ratification of the transaction by our Audit Committee at our Audit Committee’s next regularly scheduled meeting. Any related party transaction must be approved or ratified by our Audit Committee in order to be consummated or continue, as applicable. Management is responsible for updating our Audit Committee as to any material changes to any approved or ratified related party transaction and for providing a status report at least annually of all current related party transactions at a regularly scheduled meeting of our Audit Committee. No director may participate in approval of a related party transaction in which he or she is a related party.

The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Common Stock.

Indemnification

Pursuant to our Amended and Restated Bylaws, we indemnify our directors and executive officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to us. We have also entered into agreements with our directors and executive officers contractually obligating us to provide this indemnification to them.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. All Reporting Persons are required by SEC regulations to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the fiscal year ended December 31, 2018.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2018, Catherine J. Friedman, Jean-Pierre Garnier, Ph.D., and Kurt C. Graves served as members of our Compensation Committee. None of these Committee members is, or has ever been, an officer or employee of the Company. To our knowledge, there were no other relationships involving the members of our Compensation Committee which require disclosure in this proxy statement as a Compensation Committee interlock.

FUTURE STOCKHOLDER PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2020 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 950 Winter Street, Waltham, Massachusetts, 02451 in writing not later than December 20, 2019.

Stockholders intending to present a proposal at our 2020 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2020 Annual Meeting of Stockholders no earlier than the close of business on February 7, 2020 and no later than the close of business on March 8, 2020. The notice must contain the information required by our Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of our 2020 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 6, 2020, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2020 Annual Meeting and not later than the close of business on the 90th day prior to the 2020 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

ANNUAL REPORT ON FORM 10-K

A copy of our 2018 Annual Report, including financial statements and schedules but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 10, 2019 without charge upon written request addressed to:

Radius Health, Inc.

Attention: Secretary

950 Winter Street

Waltham, Massachusetts 02451

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our 2018 Annual Report at www.proxyvote.com. You also may access our 2018 Annual Report at www.radiuspharm.com or www.sec.gov.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Brent Hatzis-Schoch, Esq.
Secretary

Waltham, Massachusetts
April 18, 2019

RADIUS HEALTH, INC. 950 WINTER ST. WALTHAM, MA 02451 VOTE BY INTERNET -www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. on June 5, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EDT on June 5, 2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. E74051-P23480 RADIUS HEALTH, INC. The Board of Directors recommends you vote "FOR" each of the nominees listed in Proposal 1 and "FOR" Proposals 2 and 3. FOR AGAINST ABSTAIN 1. Election of the following nominees as Class II Directors: 1a. Catherine J. Friedman !!! 1b. Jean-Pierre Garnier, Ph.D. !!! 1c. Jessica Hopfield, Ph.D. !!! FOR AGAINST ABSTAIN 2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. !!! 3. Approve, on an advisory basis, the compensation of our named executive officers. !!! NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E74052-P23480 RADIUS HEALTH, INC. Annual Meeting of Stockholders June 6, 2019 11:00 AM EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Jesper Høiland and Brent Hatzis-Schoch, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Radius Health, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM EDT on June 6, 2019, at the offices of Goodwin Procter LLP, 100 Northern Avenue, 17th Floor, Boston, MA 02210, and any adjournment, continuation, or postponement thereof. Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side